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                                                                  EXHIBIT 10.29

                              ACQUISITION AGREEMENT

                                     amongst

                            ROLAND WESSEL AND OTHERS

                                       and

                            DAILEY INTERNATIONAL INC.

                        --------------------------------







                 Re: acquisition of the entire share capital of
                      Integrated Drilling Services Limited











                               DUNDAS & WILSON CS
                                   Solicitors
                                  Saltire Court
                                20 Castle Terrace
                                EDINBURGH EH1 2EN
                            (Ref: DJC/CMF/D0638.012)

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                                      INDEX

  CLAUSE        HEADING                                                  PAGE

    1.          Definitions and Interpretation
    2.          Sale and Purchase
    3.          Conditions Precedent to Completion
    4.          Consideration and Satisfaction of Consideration
    5.          Net Asset Value
    6.          Consideration Shares
    7.          Retention Deposits
    8.          Receipts and Interest
    9.          Completion
   10.          Representations, Warranties and Undertakings
   11.          Warrantors Protection Provisions
   12.          Tax Undertaking
   13.          Restrictive Covenants
   14.          Confidentiality
   15.          Declaration of Trust
   16.          Entire Agreement
   17.          Continuance of  Agreement
   18.          Delay/Failure to proceed by Purchaser
   19.          Announcements etc.
   20.          RTPA
   21.          Assignation
   22.          Costs and Expenses
   23.          Notices
   24.          SEC Documents and Representations by Purchaser
   25.          Governing Law



     SCHEDULE

     Part 1 -       The Vendors
     Part 2 -       The Company
     Part 3 -       The Properties
     Part 4 -       The Subsisting Securities
     Part 5 -       The Warranties
     Part 6 -       The Tax Undertaking





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ACQUISITION AGREEMENT

amongst

(1) THE SEVERAL PERSONS, whose names and addresses are set out in Column 1 of Part 1 of the Schedule (hereinafter collectively called "the Vendors" and severally a "Vendor"); and

(2) DAILEY INTERNATIONAL INC. a corporation under the laws of the State of Delaware having its principal place of business at 1 Lawrence Center 2507 North Frazier, Conroe, Texas 77303 (hereinafter called "the Purchaser")

WHEREAS:-

(A) Integrated Drilling Services Limited (hereinafter called "the Company") is incorporated in Scotland (No. SC135886) as a private company limited by shares.

(B) The Vendors are the beneficial owners and registered holders of the whole of the issued share capital of the Company in the numbers shown opposite their respective names in Columns 2 and 3 of Part 1 of the Schedule and will at Completion be the beneficial owners and registered holders of the whole of the issued share capital of the Company in the numbers shown opposite their respective names in Columns 2 and 4 of
         Part 1 of the Schedule.

(C) The Purchaser wishes to purchase and the Vendors wish to sell the whole of the issued share capital of the Company on the terms and subject to the conditions hereinafter set forth.

NOW IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION
1.1 In this Agreement, unless the context shall otherwise require, the expressions following shall have the meanings hereinafter mentioned:- 3I means 3i Group plc, one of the Vendors;

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         IN THE AGREED FORM means in the terms agreed between the parties and for the purpose of identification signed by the Purchaser's Solicitors and the Vendors' Solicitors or Warrantors' Solicitors, as the case may be;


         THE ACCOUNTS means the audited balance sheet of the Company as at the Accounts Date and the audited profit and loss account of the Company for the year ended on the Accounts Date and the directors' and auditor's reports and other documents annexed thereto (a copy of the said Accounts being annexed hereto signed for identification by the Purchaser's Solicitors and the Vendors' Solicitors and marked Exhibit "A");

         THE ACCOUNTS DATE means 31st December 1996;

         ASSOCIATE means:-
         (a)      (in relation to an individual):-
                  (i)      any issue, spouse, sibling or parent; and

                  (ii) any company which is, or may be, directly or indirectly controlled (within the meaning of Section 840 T.A. 1988) by the individual or by any of the foregoing, orby any two or more of them;

         (b) (in relation to a company) any subsidiary or holding company of that company and any subsidiary of any holding company of that company;

         BANKERS DRAFT means a bankers draft drawn upon a United Kingdom bank which is an authorised institution under the Banking Act 1987;

         BUSINESS DAY means a day on which banks are open for business in Scotland;

         COMPLETION means completion on the Completion Date pursuant to Clause 9;

         THE COMPLETION ACCOUNTS means the profit and loss account of the Company from the Accounts Date to the Completion Date together with the Balance Sheet of the Company as at the Completion Date prepared in accordance with Clause 5;

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         COMPLETION DATE means 28 February 1998 or such earlier date as the
         Purchaser may determine by giving the Vendors 5 Business Days prior notice;

         COMPUTER SOFTWARE means all computer software, including all source code, object code and data bases, used by the Company;

         THE CONSIDERATION SHARES means the Class A Common Stock, $0.01 US par value of the Purchaser to be allotted to the Vendors credited as fully paid pursuant to Clause 4.1.2;

         THE DISCLOSURE DOCUMENTS means all deeds and documents annexed to the Disclosure Letter or incorporated by reference therein and exhibited to the Purchaser's Solicitors;

         DISCLOSURE LETTER means the letter in the Agreed Form dated of even date herewith or as may be amended hereafter, but before Completion, by agreement between the Purchaser's Solicitors and the Warrantors' Solicitors signed by the Warrantors' Solicitors on behalf of the Warrantors and addressed to and accepted by the Purchaser's Solicitors, as agents for the Purchaser, and the Disclosure Documents;

         THE EMPLOYEES means all or any employees of the Company ;

         ENVIRONMENTAL LAW means all laws, regulations and codes of practice in the United Kingdom concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Hazardous Substances;

         ENVIRONMENTAL LICENCE means any permit, licence, authorisation, consent or other approval required by any Environmental Law;

         ENVIRONMENTAL WARRANTIES means the Warranties set out in paragraph
         (47) in Part 5 of the Schedule;

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         ESTIMATED N.A.V. means (British Pound) 1,900,000;

         F.A. OR F.(NO. 2) A. followed by a stated year, means the Finance Act or the Finance (No. 2) Act of that year;

         THE FIRST RETENTION means 200,000 Consideration Shares held in the joint names of the Purchaser's Solicitors and the Warrantors' Solicitors as nominees for the Warrantors and/or the Purchaser or, as the case may require, the balance of such shares remaining for the time being so held;

         FIRST RETENTION SUM means an amount equal to the aggregate amount of all Intimated Claims for the time being remaining undischarged or unresolved;

         HAZARDOUS SUBSTANCES means any natural or artificial substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare including, but not limited to, any controlled, hazardous, toxic or dangerous waste;

         INTELLECTUAL PROPERTY means (i) all patent rights and applications therefor; (ii) all trade and service marks or names (whether or not applied for or registered); (iii) trade secrets and related legal rights in all Know-how; (iv) all copyrights (whether or not applied for or registered), but excluding any copyrights in Computer Software; (v) all design rights (whether or not applied for or registered); and (vi) Computer Software;

         INTIMATED CLAIM means any bona fide claim by the Purchaser for breach of any of the Warranties or pursuant to the Tax Undertaking in respect of which claim the Purchaser shall, prior to the due date for making transfer to the Warrantors' Solicitors in accordance with Clause 7.2.2 have commenced court proceedings against the Warrantors or any of them or in respect of which the Warrantors' Solicitors shall have, prior to the said date, agreed in writing on behalf of the Warrantors that (without prejudice to the rights and pleas of the Warrantors) the

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         Purchaser has a valid claim plus, in each case, a provision for the reasonable expenses of the Purchaser in respect of such claim;

         KNOW-HOW means any concept, idea, formula, process, procedure, invention, know-how, device or compilation of data or information (but excluding Computer Software) which is (i) used by or known to the Company which gives the Company an opportunity to obtain an advantage over competition who do not know or do not use it, (ii) competitively sensitive information not generally known to the public, (iii) developed by or supplied to the Company, including, but not limited to, documentation, reports, data, flow charts, engineering notebooks, drawings, diagrams, specifications, bills of materials, prototypes, models or other tangible manifestations of the foregoing, or (iv) any modification, adaptation, revision, update, enhancement or derivative work of the foregoing;

         THE LEASE means the lease between G. & J. Investments (Aberdeen) Limited and the Company of the Leasehold Property dated 4th and 11th April 1994 and registered in the Books of Council and Session on 5th May 1994;

         THE LEASEHOLD PROPERTY means that property, brief particulars whereof are set out in Part 3 of the Schedule;

         N.A.V. means the excess of total assets over liabilities and provisions for liabilities and charges as disclosed in the Completion Accounts;

         THE NON-CONTINUING DIRECTORS means Alan Ace, John Mullenger John Neal, and Paul Petrey;

         THE ORDINARY SHARES means the aggregate of the `A' Ordinary Shares and the Ordinary Shares set opposite the names of the Vendors in Column 4 of Part 1 of the Schedule;

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         THE PENSIONS ARRANGEMENTS means:

         (1) the Integrated Drilling Services Limited Group Life Assurance Scheme ("the Group Life Assurance Scheme");

         (2) the Integrated Drilling Services Widows Pension Benefits Scheme ("the Widows Pension Benefits Scheme"); and


         (3) any personal pension scheme to which the Company contributes or to which it might be obliged to contribute in respect of the Employees under their contracts of employment or otherwise;

         THE PREFERENCE SHARES means the aggregate of the `A' Preference Shares and the `B' Preference Shares set opposite the names of the Vendors in Column 3 of Part 1 of the Schedule;

         THE PROPERTIES means the Leasehold Property;

         THE PURCHASER'S ACCOUNTANTS means Ernst & Young of 50 Huntly Street, Aberdeen;

         THE PURCHASER'S SOLICITORS means Messrs Dundas & Wilson, C.S. of Saltire Court, 20 Castle Terrace, Edinburgh EH1 2EN;

         THE REGISTRATION RIGHTS AGREEMENT means the agreement in the Agreed Form (or substantially in the Agreed Form) executed on the Completion Date between the Purchaser and the Vendors to whom the Consideration Shares are allotted in terms hereof;

         THE RESTRICTED BUSINESSES means manufacturing, distributing or providing services of any nature including consultancy services in relation to telemetry for geosteering, directional drilling services, logging while drilling services or monitoring while drilling services in the oil and/or gas geothermal drilling industries;

         THE RESTRICTED TERRITORY means means Europe, North America and South America;

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         THE SALE SHARES means the aggregate of the Ordinary Shares and of the
         Preference Shares set opposite the names of the Vendors in Columns 3 and 4 of Part 1 of the Schedule;

         THE SCHEDULE means the schedule annexed and executed as relative hereto;

         THE SECOND RETENTION DEPOSIT means the sum of $350,000 US lodged on interest bearing deposit in accordance with Clause 9.4.1.2 by the Purchaser on the Completion Date in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors;

         SENIOR EMPLOYEE means an employee of the Company entitled to basic salary at a rate in excess of (British Pound) 35,000 per annum;

         SSAP means any Statement of Standard Accounting Practice or other Financial Reporting Standard in force at the date hereof as issued by the Accounting Standards Board (or any predecessor thereof);

         THE SUBSISTING SECURITIES means the securities constituted in terms of the documents referred to in
         Part 4 of the Schedule;

         T.A. 1970 means the Income and Corporation Taxes Act 1970;

         T.A. 1988 means the Income and Corporation Taxes Act 1988;

         TAX has the meaning given in Part 6 of the Schedule;

         TAX AUTHORITY has the meaning given in Part 6 of the Schedule;

         THE TAX UNDERTAKING means the tax undertaking referred to in Clause 12;

         THE TAX WARRANTIES means the Warranties set out in paragraphs (72) to
         (139) inclusive in Part 5 of the Schedule;

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         T.C.G.A. 1992 means the Taxation of Chargeable Gains Act 1992;

         TOTAL INDEBTEDNESS means (without double counting):-
         (a)      money borrowed or raised and includes capitalised interest;

         (b) any liability under any bond, note, debenture, loan stock, other instrument or security excluding redeemable shares in the capital of the Company;

         (c) any liability for acceptance or documentary credits or discounted instruments;

         (d) any liability for the acquisition cost of assets or services payable on deferred payment terms where the period of deferment is more than 120 days;

         (e) any liability under debt purchase, factoring and similar agreements and capital amounts owing under finance leases, hire purchase or conditional sale agreements or arrangements; and

         (f) any liability under any guarantee or indemnity (except product warranties)

         of the Company as determined in the Completion Accounts produced in accordance with Clause 5;

         V.A.T.A. 1994 means the Value Added Tax Act 1994;

         THE VENDORS' ACCOUNTANTS means KPMG of 37 Albyn Place, Aberdeen;

         THE VENDORS' SOLICITORS means Ledingham Chalmers of 1 Golden Square, Aberdeen;

         THE WARRANTIES means the representations, warranties and undertakings on the part of the Warrantors set out in Clause 10 and in Part 5 of the Schedule and "Warranty" means any of them;

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         THE WARRANTORS means John Paul Remi Buytaert, Paul A McClure, John
         Mullenger, Paul Adrian Petrey, Roland Wessel and John Plumbly Neal;

         THE WARRANTORS' SOLICITORS means The Commercial Law Practice, Windsor House, 12 Queen's Road, Aberdeen.

1.2      1.2.1    Words and expressions defined in the Companies Act 1985 shall bear the same meanings in this Agreement.

         1.2.2 Unless the context otherwise requires, the masculine gender shall be deemed to include the feminine and neuter and vice versa and the singular number shall be deemed to include the plural and vice versa.

         1.2.3 All representations, warranties, undertakings, indemnities, agreements, obligations and others given, incumbent on or entered into by more than one person in and/or pursuant to this Agreement are, save as expressly otherwise herein provided, given, incumbent on or entered into jointly and severally and shall be binding on the respective executors, personal representatives and successors of the Vendors.

         1.2.4 The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3      In this Agreement:-
         1.3.1 references to any statute or statutory provision shall include references to such statute or provision as from time to time amended, extended, re-enacted or consolidated, whether before, on or (in the case of re-enactment or consolidation only) after the date hereof, and shall be deemed to include provisions of earlier legislation (as from time to time amended or extended) which have been re-enacted or consolidated (with or without modification) or replaced (directly or indirectly) by such provision and shall further include all statutory instruments or orders from time to time made pursuant thereto except to the extent that any amendment or modification enacted after the date hereof in respect of Warranties granted today and after the Completion Date in respect of

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                  Warranties granted immediately prior to the Completion Date would extend or increase the liability of the Warrantors under the Warranties or the Tax Undertaking;

         1.3.2 references to Clauses, Recitals or the Schedule and sub-divisions thereof are to clauses of and recitals or the schedule to this Agreement and sub-divisions thereof respectively; and

         1.3.3 references to any Scottish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than Scotland be deemed to include what most nearly approximates in that jurisdiction to the Scottish legal term.

1.4 The Schedule shall be deemed to form part of and be construed as one with this Agreement and any reference to this Agreement shall include the Schedule.

2.       SALE AND PURCHASE
2.1 Upon and subject to the provisions of this Agreement, the Vendors shall sell as legal and beneficial owners and the Purchaser, relying on the representations, warranties, undertakings and indemnities herein contained or referred to, shall purchase the Sale Shares with effect from the Completion Date, free from all options, liens, charges and encumbrances but together with all rights, privileges and advantages attached or accruing thereto.

2.2 The Purchaser shall be under no obligation to purchase some only of the Sale Shares.

2.3 Each of the Vendors hereby waives, and shall procure the waiver by his nominee of, all rights of pre-emption, purchase, veto or otherwise which he/it (or such nominee) may have relating to the Sale Shares by reason of the existence or performance of the provisions of this Agreement, whether conferred by the Articles of Association of the Company or otherwise.

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3.       CONDITIONS PRECEDENT TO COMPLETION
3.1.1 The obligation of the Purchaser to effect Completion on the Completion Date shall be conditional upon:-
         3.1.1.1 the financial and trading position of the Company and the financial and legal due diligence carried out by or on behalf of the Purchaser being satisfactory to the Purchaser;

         3.1.1.2 the receipt of a Phase 1 environmental survey or its equivalent on the Properties in terms satisfactory to the Purchaser.

3.1.2 The obligation of 3i to effect Completion on the Completion Date shall be conditional upon the financial and trading position of the Purchaser and the financial and legal due diligence carried out by or on behalf of 3i being satisfactory to 3i.

3.2 If the conditions precedent set out in Clause 3.1.1 shall not have been satisfied (or waived by the Purchaser in its sole discretion) and if the condition precedent set out in Clause 3.1.2 shall not have been satisfied (or waived by 3i in its sole discretion) by 6 p.m. on the Completion Date, the obligations of the parties under this Agreement shall cease and none shall have any claim against any of the others under this Agreement.

3.3.1 The Warrantors hereby jointly and severally undertake to the Purchaser that prior to Completion and without prior notification to the Purchaser:- 3.3.1.1 the Company shall not:-
                  3.3.1.1.1 borrow any money (except borrowings from its bankers in the ordinary course of business not exceeding (British Pound) 100,000 in aggregate) or make any payments out of or drawings on its bank account(s) other than routine payments;


                  3.3.1.1.2 dispose of or agree to dispose of or grant any option in respect of any part of or any interest in its assets, except in the case of stock-in-trade alone in the ordinary course of trading;

                  3.3.1.1.3 enter into any unusual or abnormal contract or commitment;

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                  3.3.1.1.4         incur any  expenditure  exceeding  (British
                                    Pound) 30,000 in aggregate on capital
                                    account or enter into any commitment so
                                    to do;

                  3.3.1.1.5 employ any employees on terms entitling them to basic salary in excess of (British
                                    Pound) 35,000 per annum;

                  3.3.1.1.6 fail to settle its creditors in accordance with its normal practice;

                  3.3.1.1.7 permit any of its insurances to lapse or do anything which would make any policy of insurance void or voidable;

                  3.3.1.1.8 in any way, depart from its normal accounting practices;

                  3.3.1.1.9 declare, pay or make any dividend or other distribution of the Company;

                  3.3.1.1.10 do or permit anything to be done which will give rise to any breach of the Warranties when repeated immediately before Completion or to a claim under the Tax Undertaking when executed;

                  3.3.1.1.11 in any way, depart from the ordinary course of its respective day-to-day business either as regards the nature, scope or manner of conducting the same.

3.3.2 Each of the Vendors other than the Warrantors hereby undertakes to the Purchaser that prior to Completion it will so far as within its power as a shareholder of the Company prevent the activities set out in sub-Clauses 3.3.1.1 to 3.3.1.11 inclusive from taking place without prior notification to the Purchaser.

3.4      Pending Completion, the Warrantors shall procure that the Purchaser, its agents and representatives, are given subject to prior notice full access to the Properties and to the books and records of the Company and the Warrantors shall upon request furnish such information regarding the business and affairs of the Company as the Purchaser may reasonably require.
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3.5      If the Purchaser receives notice or becomes aware prior to Completion:-
         3.5.1 of a material breach or an act or omission which would constitute a material breach of any of the representations, warranties and undertakings on the part of all or any of the Vendors or Warrantors herein contained; or

         3.5.2 that any such undertakings cannot be carried out or complied with; or

         3.5.3 that the Company has sustained loss or damage on account of fire, flood, explosion, death, industrial dispute or other calamity whatsoever which, in the opinion of the Purchaser acting reasonably, materially and adversely affects the business or prospects of the Company;

         the Purchaser shall be entitled (in addition and without prejudice to any other rights or remedies available to the Purchaser in respect thereof) in its option:-

         3.5.4 by notice in writing to the Vendors' Solicitors as agents for the Vendors to resile from this Agreement without any claim by the Vendors or any of them against the Purchaser;

                  or

         3.5.5 by notice in writing to the Vendors' Solicitors as agents for the Vendors to prescribe a new date for Completion (not being more than fourteen days after the Completion Date).

4.       CONSIDERATION AND SATISFACTION OF CONSIDERATION
4.1 The consideration for the sale of the Sale Shares shall be (subject to adjustment as provided in Clause 7):-
         4.1.1    $9,354,000 US (herein referred to as "the Cash
                  Consideration"); and

         4.1.2 $10,646,000 US to be satisfied by the allotment by the Purchaser to the Vendors of the Consideration Shares in the numbers set out opposite the names of the Vendors in Column 5 of Part 1 of the Schedule (herein referred to as "the Consideration Shares Consideration");

         in respect of the purchase of the Ordinary Shares, (the Cash Consideration and the Consideration Shares Consideration being together herein referred to as "the Ordinary Share Consideration"); and

         4.1.3 (British Pound) 1,497,349 (herein referred to as "the Preference Share Consideration") in respect of the purchase of the Preference Shares provided that such figure will be reduced by (British Pound) 458.75 for each day prior to 28th February 1998 on which Completion takes place.

4.2 The Cash Consideration and the Preference Share Consideration under deduction of $350,000 US in contribution towards the Second Retention Deposit shall be paid or satisfied at Completion by telegraphic transfer to the Vendors' Solicitors who are hereby authorised to receive the same on behalf of the Vendors and whose receipt shall be a complete discharge to the Purchaser and binding upon and conclusive against the Vendors.

4.3 The Consideration Shares in the numbers set out opposite the names of the Vendors in column 7 of Part 1 of the Schedule shall be issued to the Vendors at Completion and the Consideration Shares in the numbers set out opposite the names of the Vendors in column 6 of Part 1 of the Schedule shall be issued in the joint names of the Warrantors' Solicitors and the Purchaser's Solicitors as nominees for the Warrantors and/or the Purchaser in respect of the First Retention.

5.       NET ASSET VALUE
5.1 The Vendors hereby undertake to and agree with the Purchaser to procure that the Company and the Vendors' Accountants are instructed to prepare the Completion Accounts with work to commence as soon as reasonably practicable after the Completion Date.

5.2 The Vendors' Accountants and the Company shall carry out such procedures as they deem necessary in order to jointly prepare the Completion Accounts.

5.3 The Vendors' Accountants shall be given access to the books, records and accounts of the Company as is necessary to enable the Vendors' Accountants to prepare the Completion Accounts. The Purchaser's Accountants shall be given such access to the working papers of the Vendors' Accountants as is reasonably necessary to enable the Purchaser's Accountants to verify the preparation of the Completion Accounts and may request such amendments to the Completion Accounts as they see fit.

5.4 The Vendors and the Purchaser hereby undertake and agree to procure that the Vendors' Accountants and the Purchaser's Accountants shall, as soon as practicable, and in any event no later than 60 days after the Completion Date, jointly report in writing to the Vendors and to the Purchaser the N.A.V. and the Total Indebtedness.

5.5 The Completion Accounts shall be prepared so as to show a true and fair view of the assets and liabilities and state of affairs of the Company as at their date and subject to the sub-clauses below in accordance with generally accepted U.K. accounting principles and SSAPs applied in a manner which is consistent with the manner in which the Accounts were prepared and adopting or applying consistently the same accounting policies as were adopted for the purposes of the preparation of the Accounts; provided always that in the preparation of the Completion Accounts in accordance with this Clause 5:-

         5.5.1 the value attributed to the stock of the Company shall not exceed the lower of the cost or the net realisable value thereof as at the Completion Date;

         5.5.2 provision shall be made for deferred taxation in accordance with SSAP 15;

         5.5.3 the Vendors' Accountants and the Purchaser's Accountants shall be entitled and authorised to rely upon the results of the taking of the Company's stock jointly carried out on or before the Completion Date by or on behalf of the Vendors and by or on behalf of the Purchaser;

         5.5.4 no account shall be taken of any revaluation of the assets of the Company made between 31st October 1997 and the Completion Date;

         5.5.5 for the avoidance of doubt, the Company's investment in 25% of the ordinary share capital of Cryoton UK Limited shall be carried at its original cost for the purposes of the Completion Accounts of (British Pound) 50,022.

5.6 If there is any dispute between the Purchaser's Accountants and the Vendors' Accountants on any matter relative to the preparation of the Completion Accounts and/or the joint report in writing of the Vendors' Accountants and the Purchaser's Accountants on the N.A.V. and Total Indebtedness, such dispute shall be referred forthwith to the decision of an independent chartered accountant (acting as an expert and not as an arbiter) mutually nominated by the Vendors and the Purchaser or, failing agreement as to nomination within 7 days, nominated by the President for the time being of the Institute of Chartered Accountants of Scotland on the application of either the Vendors or the Purchaser. The costs of such independent chartered accountant shall be payable as to one-half thereof by the Vendors and one-half thereof by the Purchaser. The Vendors and the Purchaser shall instruct the Vendors' Accountants and the Purchaser's Accountants respectively to accept and act upon the determination of such independent chartered accountant in connection with their joint report in accordance with this Clause and to sign such amended report within 7 days of the final determination of such independent chartered accountant.

5.7 The independent chartered accountant referred to in Clause 5.6 shall be appointed on terms that he shall require one set of submissions in writing to be made to him by each of the Vendors' Accountants and the Purchaser's Accountants within such time (being not less than 7 days and not more than 14 days) as the independent chartered accountant shall determine. Such independent chartered accountant shall be entitled at his discretion to accept counter-submissions from each of the Vendors' Accountants and the Purchaser's Accountants. Such independent chartered accountant shall further be appointed on terms that he shall lay down and give a decision on the matter or matters in dispute not later than 21 days after the date of appointment (which decision shall be final and binding on the Vendors and the Purchaser) and that he shall state what adjustments (if any) are to be made to the Completion Accounts pursuant to his decision.

5.8 The Purchaser shall be responsible for the fees and expenses of the Purchaser's Accountants and the Vendors shall be responsible for the fees and expenses of the Vendors' Accountants in connection with the preparation of the Completion Accounts and the reporting on the N.A.V. and the Total Indebtedness in accordance with this Clause.

6.       CONSIDERATION SHARES
6.1 The Consideration Shares shall rank pari passu in all respects with the Class A Common Stock, $0.01 U.S. par value in the capital of the Purchaser in issue at the date of allotment thereof.

6.2 If the Purchaser consolidates or sub-divides its Class A Common Stock or makes any issue by way of capitalisation or rights to holders of this stock prior to the date of the issue of any of the Consideration Shares to the Vendors the number thereof shall (if and to the extent that the same shall have previously been determined) be adjusted in such manner as the Purchaser's stockbrokers for the time being (acting as experts and not as arbiters) shall certify to be fair and reasonable to take account thereof.

7.       THE RETENTION DEPOSITS
7.1      GENERAL
         The Purchaser and the Vendors hereby agree and undertake to instruct the Purchaser's Solicitors, the Vendors' Solicitors and the Warrantors' Solicitors respectively to do all such acts and things as shall be requisite and necessary to ensure that payment or transfer is duly made from the First Retention or the Second Retention Deposit, as the case may be, in accordance with the following provisions of this Agreement.

THE FIRST RETENTION
7.2.1 If any sum ("the determined sum", which expression shall include any sum in respect of any expenses) shall be determined or agreed to be due to the Purchaser on the conclusion or final settlement of any Intimated Claim by the Purchaser under the Warranties or the Tax Undertaking, then so many of the shares comprising the First Retention as equal the determined or agreed sum (converted into $US on the date of determination or agreement) (such shares being deemed to be valued at $10 US each for the purposes of these clauses 7.2.1, 7.2.2, 7.2.3, and 7.2.4, notwithstanding their actual value) will be transferred to the Purchaser or as it shall direct forthwith.

7.2.2 On the first Business Day which falls eighteen (18) months after the Completion Date, there shall be transferred to the Warrantors' Solicitors or as they may direct (who are hereby authorised to receive the same on behalf of the Warrantors and whose receipt shall be a complete discharge to the Purchaser and binding upon and conclusive against the Warrantors) such number of shares comprising the First Retention as have a value equal to the amount (if any) by which the value of the shares comprising the First Retention as at that date exceeds the First Retention Sum.

7.2.3 Any shares comprising the First Retention shall following a transfer from the First Retention in accordance with clause 7.2.1 less such number of shares as have a value equal to the then amount of the First Retention Sum be transferred to the Warrantors' Solicitors or as they may direct from the First Retention and so that the First Retention shall be pro tanto exhausted.

7.2.4 The satisfaction pro tanto of any claim competent to the Purchaser by transfer from the First Retention pursuant to this Clause shall in no way prejudice or affect any other rights or remedies of the Purchaser in respect of the recovery of any amount due to the Purchaser which is not satisfied by such transfer.

THE SECOND RETENTION DEPOSIT

7.3.1 Upon final agreement or determination of the Completion Accounts the Purchaser and the Vendors hereby agree and undertake to instruct the Purchaser's Solicitors and the Vendors' Solicitors to release forthwith to the Purchaser's Solicitors so much of the Second Retention as is equal to the aggregate of the amount by which N.A.V. is less than the Estimated N.A.V. and the amount by which Total Indebtedness together with the Preference Share Consideration (converted into $ US on the Completion Date) exceeds $10,000,000 US together with any interest accrued thereon ("the Second Retention

         Payment"), it being understood that if Total Indebtedness together with the Preference Share Consideration is less than $10,000,000 US it shall be deemed to be equal to $10,000,000 US for the purposes of this clause and it further being understood that if a fact or circumstance affects both N.A.V. and the Total Indebtedness it shall not be double counted for the purposes of this clause.

7.3.2 If the Second Retention is less than the Second Retention Payment, the balance of the Second Retention Payment not paid to the Purchaser's Solicitors shall be paid forthwith by the Vendors in the percentages set out in Column 9 of Part 1 of the Schedule to the Purchaser without set off or deduction or otherwise.

7.3.3 If the Second Retention is greater than the Second Retention Payment, the balance of the Second Retention shall be released to the Vendors' Solicitors forthwith.

7.3.4 If N.A.V. is greater than Estimated N.A.V. then the amount of the Second Retention Payment shall be reduced by such excess or if the Second Retention Payment is nil such excess shall be paid forthwith by the Purchaser to the Vendors' Solicitors.

8.       RECEIPTS AND INTEREST
8.1 Any payment to be made by the Purchaser to the Vendors or the Warrantors or by the Warrantors to the Purchaser pursuant to this Agreement shall be made unless otherwise expressly provided by Bankers Draft in favour of the Vendors' Solicitors or the Purchaser's Solicitors, as the case may be, and delivered to the Vendors' Solicitors (who are authorised to receive the same on behalf of the Vendors) as the case may be, and whose receipt shall be an absolute discharge of the Purchaser, who shall not be concerned with the distribution of any monies so paid amongst the Vendors and binding upon and conclusive against the Vendors or the Purchaser's Solicitors (who are authorised to receive the same on behalf of the Purchaser and whose receipt shall be an absolute discharge of the Vendors and binding upon and conclusive against the Purchaser), as the case may be.


8.2 Any payment to be made by the Purchaser to the Vendors' Solicitors or by the Vendors or the Warrantors to the Purchaser's Solicitors in accordance with this Agreement and not made on the due date for payment thereof shall bear interest at the rate of two per cent per annum above the base rate for the time being and from time to time of Bank of Scotland from the due date for payment thereof to the date of actual payment thereof to the Purchaser's Solicitors or the Vendors' Solicitors, as the case may be, and that both before and after decree.

9.       COMPLETION
9.1 The purchase and sale of the Sale Shares shall be completed at the offices of the Purchaser's Solicitors on the Completion Date or at such other place and on such other date as the parties may agree.

9.2      At Completion the Vendors shall:-
         9.2.1    deliver to the Purchaser:-
                  9.2.1.1 duly completed and executed transfers in respect of the Sale Shares (together with the relative share certificates or indemnities for lost certificates in the Agreed Form) by the registered holders in favour of the Purchaser or as it may direct, capable of immediate registration subject only to stamping, together with any power of attorney or other authority duly executed and in the Agreed Form under which such documents have been executed;

                  9.2.1.2 any other documents including waivers of option rights necessary to substantiate the Vendors' rights to the Sale Shares sold by them to the Purchaser pursuant to this Agreement and to transfer the Sale Shares to the Purchaser.

9.3      At Completion the Warrantors shall:-
         9.3.1    deliver or make available to the Purchaser:-
                  9.3.1.1 the statutory and minute books of the Company, all duly made up to date, certificate of incorporation, any certificates of incorporation on change of name and Common Seal (if any) of the Company;

                  9.3.1.2 a letter from the auditors of the Company (in duplicate) resigning their position as auditors of that company, acknowledging that they have no claim against that company in respect of compensation for loss of office or on any account whatsoever and containing a statement that there are no such circumstances as are referred to in Section 394(1) of the Companies Act 1985;

                  9.3.1.3 such waivers and consents or other documents (if any) as the Purchaser may require, inter alia, to enable the Purchaser or its nominees to be registered as holders of the Sale Shares;

                  9.3.1.4 duly executed releases, in the Agreed Form, releasing the Company from all obligations, liabilities and the like whatsoever (actual or contingent) undertaken by the Company to the Vendors or any of them;

                  9.3.1.5 evidence in terms reasonably satisfactory to the Purchaser that the Company has not created or granted any security, charge, mortgage or the like other than the Subsisting Securities;

                  9.3.1.6 all cheque books and bank mandates of the Company and all charge, credit or cash cards issued in the name of the Company;

                  9.3.1.7 service agreements in the Agreed Form (subject to any minor amendments that may be agreed) between the Company and the Warrantors duly executed by the Warrantors;

                  9.3.1.8 certificates from each of the banks at which the Company maintains an account of the amount standing to the credit or debit of all such accounts at the close of business two business days prior to the Completion Date;

         9.3.2 procure that a duly convened Board Meeting of the Company shall be held at which:-
                  9.3.2.1 it shall be resolved that the transfers of the Sale Shares be approved for registration subject only to their being duly stamped;

                  9.3.2.2 it shall be resolved that the said service agreements between the Company and the Warrantors be approved and executed by the Company;

                  9.3.2.3 such other business as the Purchaser may reasonably require shall be conducted;

                  and that the person acting as chairman of such Meeting shall sign the Minutes thereof in the Agreed Form;


         9.3.3 cause such persons as the Purchaser may nominate to be validly co-opted or appointed as Directors or Secretary or Secretaries or Chairman of the Company;

         9.3.4    procure that:-
                  9.3.4.1 each Non-Continuing Director of the Company shall resign in writing his directorship and all other offices or employment by the Company with effect from the Completion Date and shall each sign an acknowledgement in the Agreed Form to the effect that each of them has no claim against the Company for compensation for loss of office or otherwise howsoever, except only for any accrued remuneration and reimbursable expenses to such extent as may have been disclosed in the Disclosure Letter, and that there is outstanding no agreement or arrangement under which the Company has or could have any obligation to him;

                  9.3.4.2 the Secretary of the Company shall resign in writing from such office with effect from the Completion Date and shall sign an acknowledgement in the Agreed Form to the effect that he has no claim against the Company for loss of office or otherwise howsoever;

                  9.3.4.3 the Purchaser's Accountants shall be appointed auditors of the Company;

                  9.3.4.4 resolutions shall be passed revoking and replacing or amending all existing authorities to bankers of the Company in such manner as the Purchaser may direct;

         9.3.5 procure the release and discharge of the Company from any letter of off-set granted by the Company and from any guarantee, security, indemnity or other form of surety granted by the Company in respect of the liabilities or obligations of any other person, firm or company;

         9.3.6 deliver or make available to the Purchaser:- 9.3.6.1 the Lease in respect of the Leasehold Property;

                  9.3.6.2 unconditional receipts for rent and any additional rent or service charge due in respect of the Leasehold Property as at the last rent day prior to Completion;

                  9.3.6.3 all books of account, documents of record, files and the like which relate to the Company, and its assets and businesses;

                  9.3.6.4 all subsisting contracts, agreement and the like entered into by the Company;

                  9.3.6.5 reconciliations in respect of all of the bank accounts of the Company brought down to a date within seven days of the Completion Date;

                  9.3.6.6 a certificate of non-crystallisation in respect of all floating charges (if any) granted by the Company;

         9.3.7 procure that on or before Completion all amounts owing to the Company at Completion:-
                  9.3.7.1  by the directors of the Company;

                  9.3.7.2  by the Vendors; and

                  9.3.7.3  by their respective Associates

                  shall be paid or repaid in full (whether due for payment or not) and shall produce to the Purchaser a certificate, signed by two directors of the Company, that such payments or repayments have been effected.

9.4 At Completion, subject to the due implementation of Clauses 9.2.1 to 9.3.7, inclusive.
         9.4.1    the Purchaser shall:-
                  9.4.1.1 pay the Cash Consideration and the Preference Share Consideration under deduction of the sum of $350,000 US in contribution towards the Second Retention Deposit to the Vendors by telegraphic transfer to the Vendors' Solicitors; and

                  9.4.1.2 lodge the sum of $350,000 US on an interest bearing deposit in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors;

                  9.4.1.3 allot the Consideration Shares in the numbers set opposite the names of the Vendors in Column 7 of Part 1 of the Schedule to the Vendors on the basis referred to in Clause 4.3;

                  9.4.1.4 allot 200,000 Consideration Shares jointly to the Warrantors' Solicitors and the Purchaser's Solicitors as nominees for the Warrantors and/or the Purchaser on the basis referred to in Clause 4.3;

                  9.4.1.5 execute the Registration Rights Agreement in respect of the Consideration Shares;

                  9.4.1.6 repay the loan outstanding to 3i Group plc.

9.5 The Purchaser may in its absolute discretion waive any requirements contained in this Clause 9.

9.6 Following Completion, each of the Vendors shall so far as within his/its power, execute and perform, or procure the execution and performance of, all such other documents, acts and things as the

         Purchaser shall reasonably require in order to perfect the right, title and interest of the Purchaser in and to the Sale Shares sold by them, to perfect the transactions intended to be effected under or pursuant to this Agreement and to procure the registration of the Purchaser and/or its nominee(s) as the registered holder(s) thereof.

10.      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
10.1 Each of the Warrantors hereby jointly and severally represents, warrants and undertakes to and with the Purchaser and its permitted successors and assignees in the terms set out in Part 5 of the Schedule subject to the limitations and qualifications set out in Clause 10.5 and Clause 11 below.

10.2 Each of the Vendors (other than the Warrantors) hereby individually and separately represents, warrants and undertakes to and with the Purchaser and its successors and assignees that:-
         10.2.1 it has the requisite power and authority to enter into and perform this Agreement and this Agreement constitutes and the other ancillary agreements, as appropriate will, when executed and delivered, constitute legal, valid and binding obligations on that Vendor enforceable in accordance with their terms; and

         10.2.2 in respect of those of the Sale Shares which that Vendor is selling to the Purchaser hereunder that as at Completion there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting those shares and no agreement or commitment by that Vendor to create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing and that Vendor is entitled to sell and transfer the full unencumbered legal and beneficial ownership in the relevant shares to the Purchaser on the terms set out in this Agreement.

10.3 The Warranties and the representation, warranty and undertaking contained in Clause 10.2 above shall be deemed to be repeated immediately before Completion with reference to the facts then existing.

10.4 The Warranties given by each of the Warrantors under or pursuant to this Clause shall not in any respect be extinguished or affected by Completion, by any information of which the Purchaser may have knowledge, whether actual, imputed or constructive (save for matters disclosed in accordance with Clause 10.5), or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release by the Purchaser.

10.5 The Warranties are subject to any exceptions fairly disclosed in the Disclosure Letter and the Warrantors agree and acknowledge that the Purchaser is entering into this Agreement in reliance, inter alia, on the accuracy of the Warranties.

10.6 The Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited or restricted by reference to any other paragraph of Part 6 of the Schedule or by anything in this Agreement.

10.7 Each of the Warrantors hereby jointly and severally represents, warrants and undertakes to and with the Purchaser that the information contained in the Disclosure Letter is true and accurate in all material respects and clearly and accurately presented and nothing so far as they are aware has been omitted therefrom which renders any such information incomplete, inaccurate or misleading.

10.8 Where any Warranty or any other statement in this Agreement is qualified by a reference (howsoever expressed) to the awareness, knowledge, information or belief of the person by whom such Warranty or statement is given or made, such person shall be deemed (except where otherwise expressly provided to the contrary) to have given to the Purchaser an additional warranty that, or to the effect that, he has made all reasonable enquiry regarding all material facts and circumstances relevant to such Warranty or other statement.

10.9 Where the same circumstances could give rise to a claim both for breach of Warranty and under the Tax Undertaking, then:
         10.9.1 the Purchaser shall be entitled to claim in respect of either or both; and

         10.9.2 in calculating sums payable in respect of breach of Warranty account shall be taken of sums paid by the Warrantors under the Tax Undertaking and vice versa.

10.10 Without prejudice to any other remedy which may be available to the Purchaser, each of the Warrantors hereby jointly and severally further undertakes to the Purchaser to indemnify and keep indemnified the Purchaser against all and any damages and reasonable and properly incurred costs, or expenses suffered or incurred by the Purchaser as a result of or in connection with any breach or non-fulfilment of any of the representations, warranties and undertakings referred to or contained in this Clause and all liabilities and reasonable and properly incurred costs, and expenses arising in making or defending a claim in relation to facts or circumstances which constitute or would, if proved, constitute such a breach.

10.11 Without prejudice to any other remedy which may be available to the Purchaser, each of the Warrantors hereby jointly and severally undertakes to the Purchaser that if it be found that any matter the subject of warranty under or pursuant to this Clause was not as warranted and the effect thereof is that the amount or value of any asset of the Company is or becomes less or the amount or value of any liability of the Company is or becomes greater than it would have been had the warranty been correct or that the Company has incurred or incurs any loss or liability, then the Warrantors will make settlement to the Company or, if the Purchaser shall so request by notice in writing to the Warrantors, to the Purchaser of an amount equal to such decrease in the amount or value of such asset or increase in the amount or value of such liability or, as the case may be, the loss to that Company occasioned by such loss or liability.

10.12 Any payment by the Vendors or the Warrantors (or any of them) in respect of any claim under this Agreement (including, without limitation, under the Tax Undertaking) shall be treated as reducing pro tanto the Aggregate Consideration paid to such Vendor or Warrantor.

10.13 The Warrantors shall forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to any of them after the date hereof and before Completion which is inconsistent with any of the Warranties and/or the matters stated in the Disclosure Letter or which constitutes, or would constitute, a breach of any of the Warranties or which might make any of them inaccurate or misleading in any material respect if they were given at Completion.

10.14    In the event of any such matter or thing as is mentioned in Clause
         10.13 becoming known to the Purchaser before Completion or in the event of its becoming apparent on or before Completion that the Vendors or the Warrantors or any of them are in any material respect in breach of any of the Warranties or any other term of this Agreement, the Purchaser may resile from this Agreement by notice in writing to the Vendors and the Warrantors.

10.15 Each of the Vendors and the Warrantors hereby acknowledges to and agrees with the Purchaser (as trustee for each of the Group Companies) that in giving the Warranties and, where relevant, the Tax Undertaking and preparing the Disclosure Letter he/it has not relied on any information or advice supplied or given by any of the Group Companies or their respective officers and employees and hereby waives any rights which he/it may have in respect of any misrepresentation, inaccuracy or omission in or from any such information or advice.

10.16 The Purchaser represents and warrants to the Warrantors that it and James Farr one of its officers is not aware of any fact, matter or circumstance current at the date hereof that is not disclosed in the Disclosure Letter which would permit or entitle the Purchaser to make a claim for a breach of any of the Warranties. For the purposes of this clause awareness shall be deemed to mean actual awareness at the date hereof and not imputed or constructive awareness of the Purchaser notwithstanding any rule or law to the contrary.

11.      WARRANTORS PROTECTION PROVISIONS
         The liability of the Warrantors under or in respect of the Warranties and/or the Tax Undertaking shall, in the absence of fraud or wilful concealment by any of the Warrantors, be limited as follows:-
         11.1 the maximum liability of the Warrantors under or by virtue of the Warranties and the Tax Undertaking shall not exceed the aggregate of $5,500,000 US plus a sum equal to all costs reasonably and properly incurred and liabilities incurred by the Purchaser in pursuing, or making recovery under, any claim for breach of any of the Warranties or under the Tax Undertaking;

         11.2 no liability shall attach to the Warrantors under or in respect of any breach of any of the Warranties or under the Tax Undertaking for any single claim where the liability in respect of that claim does not exceed $1,000 US the Warrantors shall have no liability under or by virtue of the Warranties or under the Tax Undertaking unless and until the amount of all valid claims in excess of $1,000 US by the Purchaser under or by virtue of the Warranties and/or under the Tax Undertaking shall exceed $75,000 US and, in such event, the Warrantors shall be liable for the full amount of such claims and not just for the excess over that amount;

         11.3 without prejudice to clause 11.7 all liability of the Warrantors under or by virtue of the Warranties shall cease and any claim made thereunder or by virtue thereof against the Warrantors shall be wholly barred and unenforceable:-

                  11.3.1 in the case of liability under or by virtue of any of the Warranties other than the Tax Warranties with effect from the date eighteen (18) calendar months after the Completion Date; and

                  11.3.2 in the case of liability under or by virtue of any of the Tax Warranties, within effect from the date seven
                           (7) years after the Completion Date,

                  unless notice of the relevant claim specifying as accurately as possible the amount claimed and reasonably complete details of the facts and circumstances, in so far as then available, constituting the alleged liability shall have been given to the Warrantors prior to the dates aforesaid; Provided that in order to remain as a valid claim capable of being pursued by the Purchaser proceedings in respect of any such claim will require to be commenced within 12 months of its notification to the Warrantors.

         11.4 After Completion, the Purchaser shall have no right to rescind or terminate this Agreement for breach of any of the Warranties or for any other reason whatsoever and the sole remedy of the Purchaser shall be in damages and shall be subject to the limitations herein set out.

         11.5 The Warranties and the Tax Undertaking are subject to any matter or thing done or omitted to be done by the Warrantors at the express written request of the Purchaser after the date hereof.

         11.6 No liability shall attach to the Warrantors in respect of a breach of the Warranties and/or under the Tax Undertaking to the extent that:-

                  (a) any increase in the rates of taxation or variation in the method of applying or calculating rates of taxation is made after the date hereof by virtue of a direct or indirect action of the Purchaser;

                  (b) such claim arises in respect of any matters resulting from a change of accounting policy or practice or method of submission of tax returns by the Company or of a change of the date to which the Accounts are made up in each year by the Purchaser introduced on or after Completion;

                  (c) any such claim relates to matters or amounts in respect of Tax which are provided for in the Accounts and/or specifically provided for in the Completion Accounts.

         11.7     (a)      In addition to the duty of the Purchaser under the
                           general law to mitigate loss or damage the Warrantors shall be entitled to require the Purchaser and/or the Company at the Warrantors' expense to take all reasonable steps or proceedings having regard to the goodwill of the Company's business as the Warrantors consider necessary in order to mitigate any claim for breach of any of the Warranties or under the Tax
                           Undertaking and the Purchaser and/or the Company shall act in accordance with any such reasonable requirements subject to being indemnified by the Warrantors against all costs, liabilities and expenses incurred in connection therewith.

                  (b) The Purchaser shall procure that at the request of the Warrantors from time to time it shall provide reasonably full and updated information in relation to the nature, extent and status of any claim.

         11.8 In the event that the Purchaser and/or the Company recovers any sum from any third party (including any taxation authority) which is not repayable in respect of any matter for which a claim is made and whether before or after the Warrantors have made a payment to the Purchaser and/or the Company under such claim, the Purchaser and/or the Company shall account or give credit (as the case may be) to the Warrantors for the benefit thereof to the extent that such accounting or crediting would not lead to repayment of such sum being demanded by the third party.

         11.9 In assessing the amount recoverable by the Purchaser or the Company upon breach of any of the Warranties or under the Tax Undertaking there shall be taken into account any financial sum received by the Purchaser or the Company as a consequence of such breach.

         11.10 The Purchaser acknowledges that it has not entered into this Agreement in reliance upon any representation or promise made by the Warrantors other than those incorporated in this Agreement and the Disclosure Letter.

         11.11 The Purchaser hereby undertakes to indemnify the Warrantors against any liability to Tax which the Warrantors shall have paid or become liable to pay by virtue of an assessment in terms of Section 767A of T.A. 1988 which arises by virtue of the condition in sub-section (5) thereof being met, but only if the arrangements referred to in sub-section (5) of
                  Section 767A of T.A. 1988 were made by the Purchaser and then only to the extent that the Warrantors were not liable to indemnify the Company or the Purchaser against such liability in terms of the Tax Undertaking.

12.      TAX UNDERTAKING
         The Purchaser and each of the Warrantors shall comply with the obligations pertaining to that party set out in Part 6 of the Schedule (Tax Undertaking), the provisions of which are deemed to be set out in this Clause of this Agreement.

13.      RESTRICTIVE COVENANTS
13.1 As a separate and independent stipulation and in consideration of the purchase by the Purchaser of the Sale Shares hereunder, each of the Warrantors hereby undertakes with and to the Purchaser that except with the prior written consent of the Purchaser he will not (and will procure that no Associate of his will) either alone or in conjunction with or on behalf of any person, firm or company:-
         13.1.1 during the period of two years following Completion, carry on, or be engaged, concerned or interested directly or indirectly in (save as the holder of 5% or less of the voting share capital of any company listed on a stock exchange or other recognised securities market) any of the Restricted Businesses within the Restricted Territory;

         13.1.2 during the period of two years following Completion, in competition with the Restricted Businesses carried on by the Company, canvass, solicit or entice, or endeavour to canvass, solicit or entice, away from the Company the custom of any person, firm or company who, to his knowledge, is at Completion or has within a period of two years prior to the Completion Date been a client, customer or supplier of the Company or otherwise in the habit of dealing with the Company.

         13.1.3 during the period of two years following Completion, induce or seek to induce any of the Senior Employees of the Company to leave the employment of the Company or to become employed or provide services whether as an employee, consultant or otherwise by or to any person, firm or company carrying on any of the Restricted Businesses in competition with the business of the Company;

         13.1.4 assist any other person to do any of the foregoing things whether by the provision of technical, marketing or consulting services or through the use of its branch network or otherwise howsoever.

13.2 Each of the Warrantors hereby undertakes to the Purchaser that he will not at any time in relation to any business which competes with the business carried on by the Company at the Completion Date directly or indirectly use or allow to be used (other than by the Company any trade or corporate name used by the Company at the Completion Date or any name similar thereto or which is intended or likely to be confused therewith.

13.3 Each of the Warrantors acknowledges and agrees that each of the restrictions contained in Clauses 13.1, 13.2 and Clause 14 constitutes an entirely separate and independent restriction on the Warrantors and is considered by the Warrantors to be reasonable in all the circumstances but that if any of such restrictions shall be adjudged (either when taken with others or by itself or themselves) by any court or authority of competent jurisdiction to go beyond what is reasonable and necessary in all the circumstances for the protection of the interests of the Purchaser but would be valid if any particular restriction or restrictions were deleted or if any part or parts of the wording and/or the period and/or the area thereof were restricted or reduced in any particular manner then the said restriction or restrictions shall apply with such deletions, restrictions or reductions as the case may be.


14.      CONFIDENTIALITY
14.1 Except so far as may be required by law, none of the Vendors shall at any time disclose or communicate to any person (other than his/its professional advisers) any confidential information of a technical, trade, accounting, contractual, competitively sensitive or any other character which he/it has acquired or may acquire before Completion in the course of or as a result of his employment by or directorship of the Company or his/its ownership of shares in the share capital of the Company and each of the Warrantors shall use his/its respective reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters so acquired by him/it;
         provided that the provisions of this Clause 14.1 shall not apply to any confidential information
         14.1.1 which has come into the public domain otherwise than in breach of these provisions;

         14.1.2 which the Vendor concerned is required to disclose by the regulations of any recognised stock exchange or any other government agency or other competent authority lawfully requesting the same, or to any court of competent jurisdiction acting within its powers.

14.2 None of the Vendors shall at any time use to the detriment of the Company any confidential information of a technical, trade, accounting, contractual, competitively sensitive or other character of the Company which he/it has acquired or may acquire before Completion.

15.      DECLARATION OF TRUST
15.1 Each of the Vendors hereby declares that so long as he remains the registered holder of any of the Sale Shares he will stand and be possessed of the Sale Shares and the dividends and other distributions of profits or surplus or other assets in respect thereof and all rights arising out of or in connection therewith in trust for the Purchaser and will at all times hereafter deal with and dispose of the Sale Shares, dividends, distributions and rights as aforesaid as the Purchaser shall direct and further will at the request of the Purchaser attend and vote at all meetings which he shall be entitled to attend as the registered holder of the Sale Shares in such manner as the Purchaser shall have previously determined and if so requested by the Purchaser will execute all instruments of proxy or other documents which may be necessary or proper to enable the Purchaser or its nominees to attend and vote at any such meeting.

15.2 The Purchaser undertakes to indemnify and hold indemnified the Vendors in respect of all costs, losses, damages and expenses the Vendors may suffer or incur as a result of the Vendors taking any actions or steps at the request of the Purchaser in terms of Clause 15.1.

16.      ENTIRE AGREEMENT
         This Agreement, the Disclosure Letter, the Registration Rights Agreement and the Service Agreements contain the entire agreement between the parties or any of them with respect to the transactions contemplated herein, supersedes all prior proposals, representations, agreements and negotiations relating thereto, whether written, oral or implied, between the parties or any of them or their respective advisers or any of them save as otherwise provided herein, and no modification or alteration of this Agreement shall be enforceable except by an amendment in writing duly executed by all the parties hereto.

17.      CONTINUANCE OF AGREEMENT
         Notwithstanding completion in terms of Clause 9, this Agreement shall, except in so far as then implemented, remain in full force and effect and all warranties, undertakings, indemnities and obligations contained herein shall continue to be enforceable at the instance of the Vendors and the Purchaser or its successors and permitted assignees.

18.      DELAY/FAILURE TO PROCEED BY PURCHASER
18.1 No failure or delay by the Purchaser to exercise any right or power hereunder shall operate as a waiver thereof nor shall any partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right.

18.2 If the Vendors are liable to the Purchaser for a breach of this Agreement, each of the Vendors shall be liable to the Purchaser notwithstanding the failure by the Purchaser to proceed against any other Vendor or Vendors and the Purchaser may compound with, relieve or deal with any Vendor or Vendors without in any manner or way affecting the liability of any other Vendor or Vendors Provided That any such failure, compounding, relief or dealing shall not affect the rights of the Vendors inter se.

18.3 The rights conferred upon the Purchaser by this Agreement are additional to and without prejudice to any other rights of the Purchaser under the general law (including any right to claim damages or compensation and any statutory rights).

19.      ANNOUNCEMENTS ETC.
         Each of the Vendors shall, so far as within his/its power, procure that there is not, either prior to or after Completion, any public announcement of or concerning this Agreement to the Press, employees, customers and suppliers of the Company or otherwise howsoever, unless the consent of the Purchaser has been obtained to the making of such announcement and the terms thereof have been agreed in advance by the Purchaser. Provided that nothing herein shall restrict the making of any public announcement required by law or called for by the requirements of the London Stock Exchange or similar regulatory body.

20.      RTPA
         The parties agree that no provision of this Agreement by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 ("RTPA") shall, in the event that the Agreement is registrable but is not a non-notifiable agreement under the RTPA, take effect until the day after the date on which particulars of the Agreement have been furnished to the Director General of Fair Trading pursuant to the RTPA. For the purposes of this Clause, "Agreement" includes this Agreement and any other relevant agreement or arrangement of which it forms a part.

21.      ASSIGNATION
         None of the rights or obligations of the parties under this Agreement may be assigned or transferred except in the case of an assignation or transfer by the Purchaser to an Associate of the Purchaser or from an Associate of the Purchaser to the Purchaser or to any other Associate of the Purchaser and notified to the Warrantors. If such Associate ceases to be an Associate of the Purchaser, the Purchaser shall procure that such rights or obligations are transferred to an Associate of the Purchaser or the Purchaser within 28 days thereafter.

22.      COSTS AND EXPENSES
         Save as otherwise provided herein, the Purchaser and the Vendors shall bear their own respective costs and expenses in relation to the preparation, execution and implementation of this Agreement and the sale of the Sale Shares. The Purchaser shall be responsible for payment of any stamp duty on this Agreement and on the transfers of the Sale Shares to be effected hereunder.

23.      NOTICES
23.1 All notices, requests, demands or other communications to or upon the respective parties under this Agreement shall be given or made to the respective addresses set out below Provided Always that any party may, by written notice to the others, substitute another address in the United Kingdom for the service of notices hereunder:-

         23.1.1 in the case of the Purchaser, to the Purchaser's Solicitors marked "URGENT - For the Attention of Mr D. Crawford";

         23.1.2 in the case of the Vendors (other than 3i and the Warrantors) , to the Vendors' solicitors marked "URGENT - For the Attention of Mr Rutherford";

         23.1.3 in the case of the Warrantors to the Warrantors' Solicitors marked "URGENT - For the Attention of Mr Miller";

         23.1.4 in the case of 3i to its registered office at 91 Waterloo Road, London, SE1 8XP.

23.2 Notices may be given by being delivered to the address for the service of notices of the addressee (in which case the notice shall be deemed to be served at the time of delivery) or by being sent by recorded delivery mail (in which case the notice shall be deemed to be served 48 hours after the time of posting).

23.3 Any notice given to the Vendors' Solicitors or the Warrantors' Solicitors shall be deemed to be notice to all of the Vendors or the Warrantors as the case may be.

23.4 In proving service of any notice, it shall be sufficient to prove that delivery was made or that the envelope containing the notice was properly addressed and posted recorded delivery, as the case may be.

24.      SEC DOCUMENTS AND REPRESENTATIONS BY PURCHASER
24.1     SEC DOCUMENTS
         The Purchaser has provided or will provide within 7 days hereof to the Vendors its Annual Report on form 10-K for the year ended April 30, 1997, Quarterly Reports on form 10-Q for the quarters ended July 31, 1997 and October 31, 1997, its proxy statement with respect to its Annual Meeting of Stockholders for 1997, its Current Reports of Form 8-K dated June 20, 1997 and July 7, 1997, as amended, and its Confidential Offering Memorandum dated August 14, 1997 (the "Offering Memorandum") (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Issuer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Issuer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since October 31, 1997, other than as discussed in the SEC Documents and other than changes related to or arising from economic and business conditions of the oil and gas industry as a whole on the segments and markets in such industry as the Purchaser operates, there has been material adverse change in the business of Purchaser and its subsidiaries, taken as a whole on its financial condition or results of operation. Each Stockholder acknowledges that an investment in the Shares involves a high degree of risk, including the risks identified in the SEC Documents.

24.2     REGULATION S:  INVESTMENT PURPOSE
         Each of the Vendors (other than Scottish Enterprise, Jean Buytaert and Allen Francis Bollinger) represents and warrants that at the time of the investment decision to enter into and on the date hereof, such Vendor is outside the United States and not a "U.S. Person" as such term is defined in Regulation S under the Securities Act and that such Vendor will not sell such Shares except pursuant to such a valid registration statement under the Securities Act or exemption from registration under the Securities Act. Each of Jean Buytaert and Allen Francis Bollinger represent and warrant that he will execute such documents and provide such information that the Purchaser may reasonably request to ensure that the issuance of shares to him under this Agreement is exempt from registration under the Securities Act and applicable state blue sky laws. Each Vendor acknowledges that the issuance to such Vendor of the Shares has not been registered under the Securities Act or the securities laws of any state and will contain the following restrictive legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of any effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or an opinion of counsel reasonably satisfactory to the Company that such registration is not required."

         The Purchaser agrees that upon the written request of a Vendor and receipt from such Vendor of reasonably and customary factual representations as to such Vendor's ownership of the applicable shares it will cause such restrictive legend to be removed and a new certificate issued without such restrictive legend as soon as reasonably practicable following receipt of an opinion of counsel whose reasonable and customary fees shall be paid by the Purchaser in form and substance reasonably acceptable to the Purchaser that based upon such factual representations any transfer of the Shares represented by such certificate by the registered holder thereof will not require registration under the Securities Act or applicable state law in order to comply with such act or applicable state law.

24.3     REPRESENTATIONS
         The Purchaser represents and warrants to, and agrees with the Vendors as of the date hereof and with respect to this Agreement, as follows:-

         24.3.1   ORGANISATION STANDING AND POWER
                  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organisation and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Purchaser will within 7 days hereof, deliver to the Vendors complete and correct copies of its certificate of incorporation and bylaws as amended to the date hereof.

         24.3.2   CAPITAL STRUCTURE
                  As of the date hereof the authorised capital stock of the Issuer consists of 20,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 5,000,000 shares of preferred stock. At the close of business on October 31, 1997, 4,483,598 shares of Class A Common Stock, 5,000,000 shares of Class B Common Stock and no shares of preferred stock were outstanding. The Consideration Shares to be issued in accordance with the documents to be executed and delivered by the Purchaser in connection with this Agreement will be duly authorised, validly issued, fully paid and non-assessable.

         24.3.3   AUTHORITY
                  The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, have been duly authorised by all necessary corporate action on the part of the Purchaser. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligations or to loss of a material benefit under any provision of the certificate of incorporation or bylaws of the Purchaser or any contract, loan, agreement, instrument, permit, licence, statute, rule, order, judgement or decree applicable to the Purchaser or its subsidiaries or their properties or assets. No consent, approval, order or authorisation of, or registration, declaration or filing with any federal state, local or foreign government or any agency or instrumentality thereof, is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated thereby;

         24.3.4   INVESTMENT COMPANY
                  Neither the Purchaser nor any of its subsidiaries is (1) an "investment company" or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder or (2) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

25.      GOVERNING LAW
         This Agreement is governed by and shall be construed in all respects in accordance with the Law of Scotland and the parties hereto hereby irrevocably prorogate the exclusive jurisdiction of the Court of Session in Scotland.

IN WITNESS WHEREOF


                    /s/ 31 Group PLC

                    /s/ Scottish Enterprise

                    /s/ Roland Wessell

                    /s/ Jean Bycert

                    /s/ Paul Petry

                    /s/ John Mullender

                    /s/ Paul McClure

                    /s/ John Neel

                    /s/ Allen Bollinger

                    /s/ Hoda Mclek

                    /s/ Anthony Ricci

                    /s/ Cryoton Limited

                    /s/ John Niven

                    /s/ Julie Thompson

                    /s/ Dailey International Inc.

THIS IS THE SCHEDULE IN SIX PARTS REFERRED TO IN THE FOREGOING ACQUISITION AGREEMENT BETWEEN ROLAND WESSEL AND OTHERS AND DAILEY INTERNATIONAL INC. DATED 14TH JANUARY 1998.

                             THE SCHEDULE
                                PART 1

         COLUMN 1              COLUMN 2        COLUMN 3          COLUMN 4           COLUMN 5            COLUMN 6

         VENDORS            ORDINARY SHARES   PREFERENCE         ORDINARY         CONSIDERATION         RETAINED
                                                SHARES            SHARES             SHARES           CONSIDERATION
                                                                                                         SHARES

3I GROUP PLC                  445,000          638,000           438,358            605,287                   -
91 WATERLOO ROAD
LONDON  SE1 8XP

SCOTTISH ENTERPRISE           225,000          275,000           221,642                  -                   -
120 BOTHWELL STREET
GLASGOW  G2 7JP

ROLAND W. WESSEL               75,665               -             75,665             122,056            59,824
26 EARLSPARK DRIVE
BIELDSIDE
ABERDEEN  AB15 9AH

JEAN P. R. BUYAERT             40,665               -             40,665             70,417             34,514
11939 DREXEL HILL
HOUSTON
TEXAS  77077

PAUL A. PETREY                 56,000               -             56,000             93,042             45,603
19 CANMORE PLACE
STONEHAVEN
KINCARDINESHIRE
AB39 2WD

JOHN D. MULLENGER              30,000               -             30,000             54,682             26,802
24 ST. TERNANS ROAD
NEWTONHILL
STONEHAVEN
ABERDEEN  AB39 3PF

         COLUMN 1                   COLUMN 7         COLUMN 8           COLUMN 9

         VENDORS                    ALLOTTED           CASH            PERCENTAGE
                                 CONSIDERATION     CONSIDERATION
                                     SHARES         ON ORDINARY
                                                     SHARES US$
3I GROUP PLC                       605,287           2,010,959             43.12%
91 WATERLOO ROAD
LONDON  SE1 8XP

SCOTTISH ENTERPRISE                      -           4,077,222              21.8%
120 BOTHWELL STREET
GLASGOW  G2 7JP

ROLAND W. WESSEL                    62,232             406,853              7.44%
26 EARLSPARK DRIVE
BIELDSIDE
ABERDEEN  AB15 9AH

JEAN P. R. BUYAERT                  35,903             234,723              4.06%
11939 DREXEL HILL
HOUSTON
TEXAS  77077

PAUL A. PETREY                      47,439             310,141              5.51%
19 CANMORE PLACE
STONEHAVEN
KINCARDINESHIRE
AB39 2WD

JOHN D. MULLENGER                   27,880             182,273              2.95%
24 ST. TERNANS ROAD
NEWTONHILL
STONEHAVEN
ABERDEEN  AB39 3PF

PAUL A. MCCLURE                22,670               -             22,670             57,240             21,501
12 BELVIDERE ROAD
CULTS
ABERDEEN  AB1 9HP

JOHN P. NEAL                   12,500               -             12,500             26,980             11,756
6 BRACKEN ROAD
PORTLETHEN
ABERDEEN  AB12 4TA

ALLEN F. BOLLINGER             15,723               -             15,723             28,740                   -
106MOUNTAINSIDE DRIVE
LAFAYETTE
LA 70503  USA

HODA R. A. MALEK               60,000               -             60,000                  -                   -
29 ROAD 20
MAADI
CAIRO  EGYPT

ANTHONY J. RICCI               16,777               -             16,777                  -                   -
802 AUTUMN CHASE
ELLINGTON
CT 06029  USA

CRYOTON (UK) LIMITED           16,674               -             16,674                  -                   -
CHARTER COURT, PHOENIX
WAY, ENTERPRISE PARK,
SWANSEA  SA7 9FS

JOHN NIVEN                         -                -              5,000             1,320                    -
16 ANNESLEY GROVE
TORPHINS
ABERDEENSHIRE

JULIE THOMSON                      -                -              5,000             4,836                    -
21 CROMWELL COURT
FORBESFIELD ROAD                                                                          -
ABERDEEN
                            1,016,674          913,000         1,016,674          1,064,600            200,000
                            =========          =======         =========          =========            =======

PAUL A. MCCLURE                   35,739              12,500               2.23%
12 BELVIDERE ROAD
CULTS
ABERDEEN  AB1 9HP

JOHN P. NEAL                      15,224              50,000               1.23%
6 BRACKEN ROAD
PORTLETHEN
ABERDEEN  AB12 4TA

ALLEN F. BOLLINGER                28,740              95,801               1.55%
106MOUNTAINSIDE DRIVE
LAFAYETTE
LA 70503  USA

HODA R. A. MALEK                        -           1,180,319              5.9%
29 ROAD 20
MAADI
CAIRO  EGYPT

ANTHONY J. RICCI                        -            330,037               1.64%
802 AUTUMN CHASE
ELLINGTON
CT 06029  USA

CRYOTON (UK) LIMITED                    -            328,010               1.64%
CHARTER COURT, PHOENIX
WAY, ENTERPRISE PARK,
SWANSEA  SA7 9FS

JOHN NIVEN                         1,320              85,162               0.49%
16 ANNESLEY GROVE
TORPHINS
ABERDEENSHIRE

JULIE THOMSON                      4,836              50,000               0.49%
21 CROMWELL COURT
FORBESFIELD ROAD
ABERDEEN
                                864,600             9,354,000
                                =======             =========

                                PART 2
                  FURTHER PARTICULARS OF THE COMPANY

SHARE CAPITAL
The authorised share capital of the Company is (British Pound) 1,632,674 divided into 613,000 `A' Preference Shares of (British Pound) 1 each, 300,000 `B' Preference Shares of 1p each, 670,000 `A' Ordinary Shares of (British Pound) 1 each and 346,674 Ordinary Shares of (British Pound) 1 each, all of which have been issued and are fully paid or credited as fully paid.

DIRECTORS
The following are all the present directors of the Company:

Alan George Ace, John Paul Remi Buytaert, Paul A McClure, John Mullenger, Paul Adrian Petrey, Roland Wessel, John Plumbly Neal.

SECRETARY
The Secretary of the Company is:

The Commercial Law Practice, Windsor House, 12 Queen's Road, Aberdeen AB15 4ZT.

REGISTERED OFFICE
The Registered Office of the Company is at Windsor House, 12 Queen's Road, Aberdeen, AB15 4ZT.


ACCOUNTING REFERENCE DATE
The accounting reference date of the Company, particulars of which have been duly filed at the Companies Registration Office is:

31st December.

                                     PART 3
                                 THE PROPERTIES

the Leasehold Property


Description:                      Office and workshop premises
Landlord:                         G. & J. Investments (Aberdeen) Limited
Tenant:                           the Company
Lease Date:                       4th and 11th April 1994
Term:                             25 years
Rent:                             (British Pound) 60,000 p.a.
Rent Review:                      28th May 1999 and five yearly thereafter

                                     PART 4
                             SUBSISTING SECURITIES

DOCUMENT                     DATE                         PARTIES                     PROPERTY
                                                                                      CHARGED
Bond and Floating Charge      19th March  1992            the Company in              whole assets and
                                                          favour of the               undertaking from
                                                          Governor and                time to time
                                                          Company of the
                                                          Bank of Scotland
Bond and Floating
Charge                       8th December 1994            the Company in              whole assets and
                                                          favour of 3i Group          undertaking from
                                                          plc                         time to time

                                     PART 5
                                 THE WARRANTIES

SHARES
(1) (a) the Sale Shares will, at Completion, constitute the whole of the issued and allotted share capital of the Company and will then be fully paid up or credited as fully paid up;

         (b) all dividends declared or otherwise due in respect of the Sale Shares have been paid;

(2)      (a)      there is no  option,  right to  acquire,  mortgage,  charge, pledge, lien or other form of security or encumbrance on, over or affecting the Sale Shares or any of them or the unissued share capital or loan capital of the Company or right to call for the allotment or issue of any share or loan capital of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing and the Warrantors are entitled to sell and transfer the full unencumbered beneficial ownership in the Sale Shares to the Purchaser on the terms set out in this Agreement.

         (b) none of the Sale Shares has been the subject of a transfer which is challengeable under Sections 242 or 343 of the Insolvency Act 1986 within the period of five years prior to the Completion Date;

CAPACITY
(3) each Warrantor individually has the requisite power and authority to enter into and perform this Agreement (including, without limitation, the Tax Undertaking) and this Agreement constitutes and the other ancillary agreements, as appropriate will, when executed and delivered, constitute legal, valid and binding obligations on each Warrantor enforceable in accordance with its/their terms;

(4) the execution and delivery of, and the performance by the Warrantors of their respective obligations under, this Agreement (including, without limitation, the Tax Undertaking) will not:
         (a) result in a breach of any provision of the memorandum or articles of association of the Company; or

         (b) result in a breach of, or constitute a default under, any instrument to which any Warrantor or the Company is a party or by which any Warrantor or the Company is bound;

         (c) result in a breach of any order, judgement or decree of any court or governmental agency to which any Warrantor or the Company is a party or by which any Warrantor or the Company is bound;

ACCOUNTS
(5) the Accounts are true, complete and accurate in all material respects and, without prejudice to the generality of the foregoing, set out correctly and accurately the assets and liabilities of the Company and show a true and fair view of the state of affairs and financial position of the Company at the Accounts Date;

(6) without limiting the generality of paragraph (5), the Accounts either make full provision or reserve for, or as appropriate disclose by way of note, all liabilities (actual, deferred, contingent or disputed and including liabilities for Tax, financial lease commitments (if any) and pension liabilities (if any) and all capital commitments, whether actual or contingent, and reasonable provision for all bad or doubtful debts if any of the Company as at the Accounts Date;

(7) the Accounts are not affected by any extraordinary or exceptional item or by any other factor rendering the results for the year ended on the Accounts Date unusually high or low, and the Accounts have been properly audited and prepared in accordance with and comply with all applicable laws, SSAPS and with United Kingdom accounting practice current at the relevant time and have been prepared in all respects on an accounting and valuation basis consistent in all respects with those adopted in the three preceding audited accounts of the Company;

(8) to the best of the knowledge, information and belief of the Warrantors all book debts included in the Accounts as payable to the Company and all debts so payable incurred since the Accounts Date have been, or as the case may be will be, paid in full within six months of their due dates for payment and the Company has not factored or discounted its debts or agreed to do so;

(9)      (a)      the Company has no work in progress is included in its books and accounts including the Accounts;

         (b) the value attributed to any stock included in the books and accounts of the Company does not and did not exceed the lower of cost and net realisable value;

(10) (a) since the date of its incorporation, proper and consistent accounts, books and records of the business and activities of the Company (including all accounts, books and records required to be kept by law) have been kept and all such accounts, books and records are up-to-date and in the possession or control of the Company and contain true, complete and accurate records of such business and activities so far as the Warrantors are aware and the Company has operated adequate systems of financial control in relation to its book keeping;

         (b) there has been no change during the three years prior to the Accounts Date in any methods or bases of valuation, or any accountancy treatment, relating to the keeping of such accounts, books or records, or adopted, utilised or reflected in the audited accounts relating to such period or any of it;

(11) none of the records, data or information relating to the business of the Company are recorded, maintained or in any manner dependent in whole or in part upon any electronic, mechanical or photographic process (whether computerised or not) which is not under the exclusive ownership and direct control of the Company;

EVENTS SINCE ACCOUNTS DATE
(12)     since the Accounts Date:-
         (a) the Company has carried on business in the ordinary course and there has been no material adverse change in the financial condition or trading position or to the best of the knowledge, information or belief of the Warrantors the prospects of the Company;

         (b) the Company has not entered into or agreed to enter into any contract, obligation or commitment except for routine contracts in the normal course of trading and has not made any payment other than payments of a routine nature in the normal course of trading or dividends provided for in the Accounts;

         (c) there has been no material change in the manner in which the Company conducts its business or in the assets or liabilities (including contingent liabilities if any) of the Company except for changes in assets or liabilities arising in the normal course of trading;

         (d) there has been no resolution of the members of the Company not included in the statutory books, no written agreements between the Company and its members and no material consents given to the Company by its members;

         (e) no dividends or other distributions (within the meaning of Sections 209, 210 or 418 of T.A. 1988) have been declared, paid or made by the Company, other than as provided for in the Accounts;

         (f) there has been no purchase by the Company of fixed plant, machinery, or any other asset at a cost in excess of the then market value thereof nor any sale by the Company of fixed plant, machinery, or any other asset at a price less than the said market value thereof;

         (g) no debtor has been released by the Company on terms that he pays less than the book value of his debt and no debt owing to the Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

MANAGEMENT ACCOUNTS
(13) the management accounts of the Company for the period from and including the Accounts Date to 31st October 1997 (copies whereof are included in the Disclosure Documents) have been properly prepared on a basis consistent with that previously adopted and show a reasonable reflection of the Company's financial position at their dates;

ASSETS
(14)     (a)      all the assets which are included in the  Accounts or have been acquired since the Accounts Date (including book debts owed to the Company) or which are used by the Company (save for those subsequently disposed of or realised in the normal course of trading) are in the absolute ownership of the Company and the Company has a good and marketable title thereto and none is the subject of any hire or hire purchase, leasing, factoring, conditional sale or credit sale agreement, or agreement for payment on deferred terms or any similar agreement or arrangement;

         (b) all of the assets of the Company are in the possession or under the control of the Company;

         (c) the Company has not purchased any stock, goods or materials from any of its suppliers on terms that property therein does not pass until full payment is made or all indebtedness is discharged;

(15) the assets used by the Company and the facilities and services to which the Company has a contractual right comprise all of the assets, facilities and services reasonably necessary for the carrying on of the business of the Company in the manner in which it is presently carried on;

(16)     (a)      all vehicles, plant, machinery, equipment, furniture,
                  fixtures and fittings owned or used by the Company are suitable for their purpose, are so far as the

                  Warrantors are aware in good repair and condition (fair wear and tear excepted) and (where relevant) in working order and are not surplus to the Company's requirements; none so far as the Warrantors are aware is dangerous or inefficient and the Company has not received any notification to the effect that it has done or omitted to do any act or thing in contravention or breach of any duty under the Employers' Liability (Defective Equipment) Act 1969, the Factories Act 1969 or the Health and Safety at Work etc., Act 1974;

         (b) the Company has a complete and accurate record of all plant, machinery, equipment and vehicles owned or possessed by it;

(17) all the stock-in-trade of the Company being the equipment used for the purposes of the Company's business is in good condition and of merchantable quality and, to the best of the knowledge, information and belief of the Warrantors, free from any material defects (other than any defects which arise solely out of designs and specifications supplied by the purchasers thereof);

INSURANCE
(18)     (a)      all the  assets and  undertaking  of the
                  Company of an insurable nature are and have at all material times been insured with reputable insurers in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by prudent persons carrying on the same or similar businesses to those of the Company and so far as the Warrantors are aware all risks of the Company normally insured by prudent persons carrying on the same or similar businesses to those of the Company are and have at all material times been covered by insurance effected by the Company with reputable insurers in adequate and prudent amounts and without prejudice to the foregoing generality, the Company has maintained all insurances required by statute;

         (b) all the insurances of the Company are currently in full force and effect and to the best of the knowledge, information and belief of the Warrantors nothing has been done or omitted to be done which would or might render any such insurances void or voidable or result in an increase of premium;

         (c) none of the said insurances is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate; there is no insurance claim pending or outstanding and there are no circumstances subsisting which would or might give rise to any claim under any of the said insurances; and without prejudice to the foregoing warranties full details of all insurances effected by the Company are disclosed in the Disclosure Documents;

SUBSIDIARIES
(19) since the date of its incorporation the Company has had no subsidiaries;

SECURITY INTERESTS
(20) (a) except for the Subsisting Securities disclosed in the Disclosure Documents, there is no Security Interest of any kind or encumbrance on, over or affecting the whole or any part of the undertaking or assets of the Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing;

         (b) for this purpose, Security Interest means any standard security, mortgage, pledge, lien, hypothec (other than a lien or hypothec arising in the ordinary course of trade in respect of obligations which are not overdue) charge or other encumbrance (in each case given, granted or allowed to arise or subsist under any applicable law), the opening of any account with bankers designated or earmarked for the use of, or used for, making preferential payments pursuant to
                  Section 175 of the Insolvency Act 1986 (or similar provision of any other applicable law) and any lease, assignation or other agreement (in each case made or entered into under any applicable law) the main purpose, or one of the main purposes, of which is the giving or taking of security;

BANK ACCOUNTS, INDEBTEDNESS, ETC.
(21) statements of the bank accounts and the credit or debit balances thereon of the Company as at a date not more than 2 Business Days prior to the Completion Date are annexed to the Disclosure Letter and the Company has no other current, deposit or term loan accounts (whether in credit or overdrawn) not included in such statements and since the date of each such statement there has been no payment out of any such account except for routine payments in the normal course of business and the present balances on such accounts are not substantially different from the balances shown on such statements;

(22) in relation to all overdrafts, loans or other financial facilities outstanding or available to the Company, the Disclosure Letter sets out adequate details of them and there are disclosed in the Disclosure Documents accurate copies of all documents relating to such facilities; so far as the Warrantors are aware there has been no contravention of, or non-compliance with, any provisions of any of such facilities; no steps for the early repayment of any indebtedness have been taken or threatened; and there have not been, nor are there, any circumstances known to the Warrantors whereby the continuation of any of such facilities might be prejudiced, or which would or might give rise to any alteration in the terms and conditions of any of such facilities;

(23)     (a)      the Company has no outstanding loan capital nor has it
                  borrowed any money or incurred any indebtedness which it has not repaid or satisfied nor has it lent or advanced any money which has not been repaid to it nor does it own the benefit of any debt (whether present or future) other than debts due to it in respect of trading in the normal course of business;

         (b) there have been no loans or transactions intended to operate as loans between the Company and any director;

(24)     (a)      the Company is not now,  nor has it by reason of default by it become, bound or liable to be called upon to repay prematurely any borrowed monies;

         (b) there is not now outstanding in respect of the Company any guarantee or letter of offset or performance bond or agreement for indemnity or for suretyship given by, or for the accommodation of, the Company;

LITIGATION ETC.
(25) neither the Company nor so far as the Warrantors are aware any person for whose acts and defaults the Company may be vicariously liable is (in the case of any such person in respect of any such act or default) involved or engaged in any litigation, proceedings or arbitration (whether as pursuer or defender plaintiff or defendant or otherwise) before any Court or tribunal nor, to the best of the knowledge, information and belief of the Warrantors, is any such litigation, proceedings or arbitration pending or threatened or expected against the Company or any such person (in respect of any such act or default) nor are there any facts known to the Warrantors (no specific enquiry having been made) which would or might give rise to any such litigation, proceedings or arbitration or to any dispute and no claim for damages has been made against the Company;

(26) the Company is not being prosecuted for any criminal offence, nor is any governmental or official investigation or inquiry concerning the Company in progress or so far as the Warrantors are aware no specific enquiry having been made, pending;

(27) so far as the Warrantors are aware there are no claims pending or threatened against the Company by an employee or workman or third party in respect of any accident or injury which are not fully recoverable under the insurances disclosed in the Disclosure Documents;

(28) to the best of the knowledge, information and belief of the Warrantors, no officer of the Company has been convicted of any crime with the exception of minor offences in relation to road traffic matters;

(29) no diligence, distress, poinding, arrestment or execution or other similar process has been levied and is outstanding against any of the property, rights and assets of the Company and to the best of the knowledge, information and belief of the Warrantors, no circumstance has arisen which could given rise to such;

CONTRACTS AND LIABILITIES
(30)     (a)      the Company is not a party to and has no liability
                  (present or future, contingent or otherwise) under or beneficial interest in any deed, debenture, instrument, guarantee, indemnity, letter of credit, suretyship, contract for hire or rent, hire purchase, credit sale or conditional sale agreement, agreement or commitment of any sort other than:-

                  (i) contracts made in the ordinary course of business and the usual contracts for the supply of electricity, gas and telephones;

                  (ii) such contracts of service with its employees and directors as are referred to in paragraph (59(g));

                  (iii) unpresented cheques drawn by it in the normal course of business;

         (b) full details of all material contracts and engagements relating to the Company's business have been disclosed in the Disclosure Letter;

(31)     (a)      to the best of the knowledge, information and belief of
                  the Warrantors the Company is not a party to any contract which is of a loss making nature (that is to say, known to be likely to result in a loss to the Company on completion of performance) or which is of an onerous nature or cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort;

         (b) full details of all contracts to which the Company is a party having a term of twelve months or more or under which any obligation may be required to be discharged more than twelve months after the Completion Date have been disclosed in the Disclosure Documents;

         (c) in relation to the current order book of the Company, to the best of the knowledge, information and belief of the Warrantors (no specific enquiry having been made), there are no circumstances relating to the relevant customers which could adversely affect the ability of the latter to implement their obligations in accordance with their terms;

         (d) there is not outstanding any offer, tender or quotation made or given by the Company capable of unilateral act of any other person of giving rise to any such contract as is described in sub-paragraphs (a) and (b) of this paragraph;

(32)     (a)      the Company is not in default  under any agreement or
                  arrangement to which it is a party or by which it is bound nor has the Company committed any breach of contract or to the best of the knowledge of the Warrantors statutory duty or subordinate legislation or any delictual or other unlawful act which could lead to a claim for damages or a fine or penalty or other liability on the part of the Company or an interdict or a prosecution against it and, to the best of the knowledge, information and belief of the Warrantors, no event has occurred which would entitle any contracting or third party to rescind/resile from, avoid, repudiate or otherwise terminate any material contract or any benefit enjoyed by the Company;

         (b) so far as the Warrantors are aware compliance with the terms of this Agreement does not and will not conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or relieve any other party to a material contract with the Company of its obligations thereunder or enable it to determine its obligations thereunder;

         (c) to the best of the knowledge, information and belief of the Warrantors, no party to any material contract in which the Company is interested (whether as contracting party or otherwise) is in breach thereof and no breach by such party has been waived;

(33) the Company is not a party to any contract or arrangement (other than the Subsisting Securities) which (i) imposes any restriction on its freedom to borrow or give security, dispose of assets or carry on its business or (ii) includes any provisions imposing additional obligations on it in the event of termination or accelerated termination by it or (iii) so far as the Warrantors are aware, no specific enquiry having been made, would entitle another party to claim damages or compensation for breach thereof which would not be calculated according to the normal principles of reparation or damages under Scottish or English law for such breach;

(34)     (a)      except as required by Statute or implied by law the
                  Company has not given any guarantee or warranty or made any representation in respect of any service rendered by it;

         (b) no claim has been intimated to the Company in respect of any guarantee, warranty or servicing obligation undertaken by it in connection with the provision of any goods, products or services;

(35) the Company has no capital commitments and it is not engaged in or committed to any scheme requiring the expenditure of capital;

(36) the Company does not use on its business stationery, advertisements or vehicles, or otherwise carry on business under, any name other than its corporate name;

(37) all current selling, promotional and advertising material in respect of any of the activities or business of the Company is not misleading;

(38) there is no agreement or arrangement which will result in the Company becoming liable for any finder's fee, brokerage or other commission in connection with the purchase of the Sale Shares;

CUSTOMERS, SUPPLIERS, AGENTS ETC.
(39)     (a)      no facts which are likely to make the loss of any
                  important customer or source or supply imminent are known to the Warrantors having made no specific enquiry;

         (b) to the best of the knowledge, information and belief of the Warrantors no specific enquiry having been made, neither this Agreement nor Completion nor any other circumstance is likely to affect, to the prejudice of the Purchaser or the Company, the attitude or actions of any of the employees of the Company or of any customer, supplier or other person contracting or dealing with the Company;

(40) the entire terms of every agency, distributorship, dealership, marketing, purchasing, licensing or management agreement or arrangement to which the Company is a party have been disclosed in the Disclosure Documents and also the standard terms and conditions (which may vary from contract to contract) subject to which the Company provides goods and services to its customers;

(41) the Company has not given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment (including, without limitation, pledging the Company's credit) or do anything on its behalf (other than any authority of employees to enter into routine contracts in the normal course of their duties);

COMPETITION
(42) the Company is not and has not been party to any agreement, arrangement or practice
         (a) registered or requiring registration under the Restrictive Trade Practices Acts; or

         (b) which so far as the Warrantors are aware infringes the Restrictive Trade Practices Acts, the Fair Trading Act 1973, the Monopolies and Mergers Acts or the Competition Act 1980; or

         (c) which is or a provision of which is unlawful under the Resale Prices Act 1976; or

         (d) which contravenes or requires notification under Article 85 or 86 of the Treaty of Rome; or

         (e) which infringes any other anti-trust or competition legislation in any country in which the Company transacts business;

(43) the Company has not received any process, notice or communication (formal or informal) by or on behalf of the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State for Trade and Industry or the European Commission (or any other authority of any country, or any political or administrative sub-division thereof, having jurisdiction in anti-trust matters) in relation to any aspect of any of its business or any agreement or arrangement to which it is, or is alleged to be, a party;

LICENCES ETC.
(44) none of the activities or businesses of the Company requires any licence, authorisation or consent which has not been obtained and all licences, authorisations or consents which have been obtained are not limited in duration or subject to onerous conditions and remain valid and in full force and effect and copies of all such licences, authorisations and consents material to the carrying on of the business of the Company as it is now conducted are disclosed in the Disclosure Documents and so far as the Warrantors are aware all reports, returns and information required by law or as a condition of any licence, authorisation or consent to be made or given to any person or authority in connection with the business of the Company have been made or given to the appropriate person or authority and none of the Warrantors knows of any factor or circumstance which might in any way prejudice the continuance or renewal of any of those licences, authorisations or consents;

(45) the Company does not have and has never required a licence under the Consumer Credit Act, 1974 or the Data Protection Act 1984;

TITLE TO AND MATTERS AFFECTING THE PROPERTIES
(46)     (a)      the brief  particulars  of the Lease set out in Part 3 of the
                  Schedule are true and correct and the Company is the tenant of the Leasehold Property under the Lease and has and will at the Completion Date and Completion have actual good and marketable title to the Leasehold Property free of any lease
                  (other than and subject to the terms of, the Lease), sub-lease, tenancy, franchise, concession or licence or other third party rights of occupancy or possession actual or future or any option, right of pre-emption, right of redemption, security, charge, diligence or encumbrance whatsoever; there are no over-leases or interposed leases affecting the Leasehold Property or any of them;

         (b)      (i)      the  Company  has and will at the  Completion  Date
                           and  Completion  have actual and vacant
                           possession of the whole of the Properties;

                  (ii) the Properties comprise all the land and buildings owned, controlled, used or occupied by the Company in connection with its business and use, actual or proposed, and the Company has not contracted nor is in the course of negotiating a contract for the sale, lease, option, grant of security or other rights whatsoever or any other disposal of any part or parts thereof or for the acquisition of any interest in any other land or buildings or rights thereto;

                  (iii) there are no other lands, premises or properties for which the Company has continuing or outstanding liability by virtue of privity of contract, joint and/or several liability, surety, guarantee or otherwise;

         (c)      (i)      all  outgoings  in respect of the  Properties  which
                           are due and  payable  have been duly paid;

         (d)      (i)      to the best of the Warrantors knowledge and
                           belief all (if any) land obligations, real burdens and conditions affecting the Properties have been and will at the Completion Date and Completion be duly complied with and (except in so far as of a continuing nature) fully and properly implemented;

                  (ii) so far as the Warrantors are aware there are no known circumstances which would entitle or require any person whatsoever to exercise powers of entry or take possession or other enforcement action or which would or could otherwise restrict or terminate the continued peaceful possession and/or occupation of the whole of any of the Properties or any parts thereof;

                  (iii) during the Company's occupation of the Properties there have been no disputes with adjoining proprietors or third parties concerning items common to the Properties and adjacent/neighbouring premises or accesses affecting the Properties or such premises;

         (e)       (i)     so far as the Warrantors are aware all services
                           for (including, without limiting the generality of the foregoing, water, gas (if any) and electricity supplies and the drainage and sewerage facilities) and fixed equipment in the Properties are and will at the Completion Date and Completion be adequate (for the purposes of the Company's business) and in good working order and condition commensurate with their age;

         (f)      (i)      the Properties and the operations and proposed
                           operations of the Company and any development thereon comply with all relevant statutory or other requirements and in particular, but without prejudice to the generality of the foregoing, the requirements of the Town and Country Planning (Scotland) Acts, the
                           Factories Acts, the Public Health Act 1963, the Fire
                           Precautions Act 1971, the Health and Safety at Work, etc. Act 1974, the Control of Pollution Act 1974 and the Environmental Protection Act 1990;

                  (ii) the Company has received no Notices, Orders, Proposals, Requisitions, Requirements, Compulsory Purchase Proposals or Procedures or others affecting the Property or any part thereof or the use thereof by any Local or other Authority or Body or by any third party issued under or in pursuance of any statute, statutory instrument, regulation, by-law or others which remain unimplemented;

                  (iii) there is no Agreement under Section 50 of the Town and Country Planning (Scotland) Act 1972 or Section 69 of the Local Government (Scotland) Act 1973 affecting the Properties or any interest of the Company therein;

         (g) none of the Properties are affected by any occupancy rights in terms of the Matrimonial Homes (Family Protection) (Scotland) Act 1981;

         (h) there are no disputes or litigation or threatened litigation in respect of the interest of the Company in the Properties and the Warrantors have no knowledge of any matter likely to give rise to dispute or litigation. Without prejudice to the generality of the foregoing, there are no subsisting interdicts affecting the Properties in any way;

         (i) the Company does not have any existing or contingent liabilities in respect of any properties previously occupied by it or in which it owned or held any interest including, without limitation, leasehold properties assigned or otherwise disposed of;

         (j) no variation of, or amendment to or deed in any way affecting the Lease has been entered or will, prior to the Completion Date and Completion, be entered into by the Company except for
                  (i) the deeds disclosed in the Disclosure Documents and (ii) such other deeds as may be entered into with the prior written consent of the Purchaser;

         (k) at the date of grant of the Lease and at the date of grant of any other deed supplemental or relevant thereto, the landlords thereunder had a good marketable title and had secured all necessary third party consents or approvals to the grant of the same;

         (l) throughout the period of the Lease and any continuation or extension thereof, the tenants thereunder have had exclusive physical possession of the Leasehold Property and the

                  Leasehold Property include all necessary and desirable rights over adjoining land for the purposes of the Company's business and use, actual and/or proposed;

         (m) the tenants' obligations under the Lease have been and will at the Completion Date and Completion have been duly and timeously implemented, observed and performed and, without limiting the generality of the foregoing, the whole of any fitting out obligations have been complied with, rents and other sums due and payable under the Lease have been and will at the Completion Date and Completion have been fully paid up to date (without lump sum commutation or otherwise) and there are and will at the Completion Date and Completion be no outstanding claims, schedules or notices of any kind by or from the landlords and the landlords' right of irritancy or forfeiture has not and will not at the Completion Date or Completion have become exercisable and no circumstances have arisen giving right to competent exercise of such rights;

         (n) no alterations or additions to the Leasehold Property have been carried out by or on behalf of the Company except with all such approvals and consents as are required in terms of the Lease (and any documents or titles referred to therein);

         (o)      (i)      so far as the Warrantors are aware (no specific
                           enquiry having been made) nothing has been or will at the Completion Date and Completion have been done or omitted to be done which would make the policies of insurance of the Leasehold Property void or voidable or which would otherwise prejudicially affect the same and there are no outstanding claims or liabilities in respect of such policies;

                  (ii) so far as the Warrantors are aware (no specific enquiry having been made) nothing has been or will at the Completion Date and Completion, have been done or omitted to be done which does or which could entitle the insurers to (a) withhold payment under the policies or (b) subrogation rights;

         (p) there is and will at the Completion Date and Completion be no agreement or arrangement with the landlords under the Lease for the payment or sharing of any regional development grants or other like grants or allowances which could affect the amount of rent payable under the Lease or impose a liability on the Company to make any repayments in respect of monies which it has not received;

         (q) there are no outstanding applications to the landlords under the Lease for consent or approval;

         (r) there are no outstanding or incomplete rent reviews under the Lease in respect of which the review date had passed or action is required prior to that date to safeguard the position of the Company;

         (s) the landlords under the Lease have elected to charge Value Added Tax on any rent or other sums due under the Lease;

ENVIRONMENTAL MATTERS
(47)     (a)      the Company has not carried on or been engaged in, nor
                  does it carry on or engage in, any business or other activity which has required or does require the authorisation, consent, licence or other approval of any regulatory body or authority, or third party, pursuant to any Environmental Law;

         (b) neither the Company nor the Warrantors, have received any notice, intimation or other communication from any regulatory body or authority nor from any other third party, to the effect that the Company or any part of its business or property are or might potentially be affected by any claim, liability, obligation, proceeding, cost or other adverse circumstance arising or having potential to arise under or pursuant to any Environmental Law and to the best of the Warrantors' knowledge, information and belief there have not at any time been, nor are there currently, any circumstances in existence whereby any such notice, intimation or other communication might be served or any such claim or other liability might arise affecting the Company or its respective business or property;

         (c) the Company has complied with its duty of care (under Section 34 of the Environmental Protection Act 1990) with respect to its waste;

INTELLECTUAL PROPERTY
(48) the Disclosure Letter contains true, complete and accurate lists of all registered Intellectual Property rights held or beneficially owned solely by the Company or jointly or in common with others;

(49)     (a)      the granted patent rights listed in the Disclosure Letter
                  are valid, subsisting and not subject to any application for cancellation or amendment and the other registered rights listed in the Disclosure Letter are valid, subsisting and to the best of the knowledge, information and belief of the Warrantors not subject to any application for cancellation or amendment;

         (b) no act has been done or omitted to be done by the Company and no event has occurred whereby any of the granted patent rights listed in the Disclosure Letter are likely to be declared void or invalidated and to the best of the Warrantors' knowledge, information and belief no event has occurred whereby any of the other registered rights listed in the Disclosure Letter are likely to be declared void or invalidated or which is likely to prevent the grant of a valid patent, trade mark, service mark, design or other right pursuant to a pending application;

         (c) there is no litigation or similar proceeding (whether legal or administrative) pending involving any of such registered rights or to the best of the knowledge, information and belief of the Warrantors any circumstance likely to give rise to any such proceeding;

(50)     (a)      no person has been authorised to make any use whatsoever
                  of any Intellectual Property right owned by the Company; and, save as disclosed in the Disclosure Letter the Company has not been granted any licence or right under or in respect of any Intellectual Property rights;

         (b) the licences disclosed in the Disclosure Documents in respect of the Intellectual Property which is used in the operations of the Company are valid and subsisting;

         (c) to the best of the knowledge, information and belief of the Warrantors, the Company has not without having received appropriate licences, manufactured, sold, supplied or developed anything the subject of any Intellectual Property rights or which could not be so made, sold, dealt in, used or reproduced by the Company without infringing any Intellectual Property right of any third party;

         (d) there has been no actual or threatened infringement (including misuse of Know-How) by any third party of any of the Intellectual Property rights owned or used by the Company;

         (e) all steps taken by the Company to obtain protection for any Intellectual Property right or analogous right to which it may be entitled are disclosed in the Disclosure Letter;

         (f) the Company has not to the best of the knowledge, information and belief of the Warrantors, disclosed to any person to whom disclosure of the same would be improper any of the Company's Know-How;

(51) the Computer Software used by the Company for carrying on its business is fit for that purpose and, subject to proper use, care and maintenance, will continue to permit the Company to fulfil its obligations to its customers;

(52) the Company is not a party to any secrecy, confidentiality or other agreement presently in force which may restrict the use or disclosure by the Company of any confidential information;

COMPUTERS
(53) so far as the Warrantors are aware all the computers and computer systems (including, without limitation, software, peripherals, storage media and communication links) owned by or used by or on behalf of the Company:-

         (a) are (save for software licensed to the Company) owned by the Company, are under its sole control and are not (save for its joint venture partners) shared with or used by or on behalf of or accessible by any other person;

         (b) have adequate capacity for the Company's present and reasonably foreseeable future needs;

         (c) are in full operating order and are fulfilling the purposes for which they were acquired or set up in an efficient manner without material downtime or errors;

         (d) have adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover) and trained personnel to ensure:-

                  (i) that there are no breaches of security and that errors and breakdown are kept to a minimum; and

                  (ii) that no material disruption will be caused to the business of the Company or any material part thereof in the event of a breach of security, error or breakdown;

(54) with regard to all the software used on or stored or resident in the said computers or computer systems:-

         (a) in the case of software written or commissioned by the Company, the copyright therein is owned exclusively by the Company, no other person has rights in such software or rights to use or make copies of the software or source codes and complete written listings and written copies of the source codes for the software are held by the Company;

         (b) in the case of standard packaged software "purchased outright", the use thereof is licensed to the Company on an express or implied licence which does not require the Company to make any further payments, is not terminable without the consent of the Company and which imposes no material restrictions (save as to copying) on the use or transfer of the software;

         (c) in the case of all other software the use thereof is licensed to the Company;

(55)     all the said software

         (a) so far as the Warrantors are aware is lawfully held and used and its use does not infringe the copyright or other intellectual property rights of any person and all copies of it have been lawfully made;

 (56) so far as the Warrantors are aware the Company has sufficient employees who are adequately trained to enable the said computer systems to be used and operated at the capacity required by the Company to meet its daily operational requirements;

(57) all records and data stored by the Company by electronic or magnetic means are capable of ready access through the present computer systems of the Company;

(58) neither the performance nor the functionality of the computer systems, software controlled equipment used in the business as at the date of this Agreement shall be affected by dates prior to or after 1 January 2000 or by the date 1 January 2000 itself;

EMPLOYEES
(59)     (a)      full details of the Company's  employees and of their terms of employment (including names, ages, gender, length of service, wage or salary and basis of calculation and payment thereof, bonuses, holiday entitlement and pension arrangements) and of all current and pending negotiations with the Senior Employees or any of them concerning such terms of their employment (including their remuneration) are set out in or annexed to the Disclosure Documents and there are no outstanding arrears of salary, wages, holiday pay or other remuneration;

         (b) details of the changes made in terms of employment by the Company since the Accounts Date (other than those required by law) are set out in the Disclosure Documents;

         (c) since the Accounts Date, no change has been made or agreed to be made in the remuneration or other terms of engagement of any director of the Company or Senior Employee;

         (d) full details of any material benefit which the Company has provided or is bound to provide to any employee otherwise than in cash, and of any benefit received by any employee in cash which is related to sales, profits or performance, or which is otherwise variable (other than normal overtime), are set out in the Disclosure Documents ;

         (e) the Company has not registered (or applied to register) a profit related pay scheme under Chapter III of Part IV T.A. 1988 and the Company is not named as an employer in relation to a profit related pay scheme registered under that Act and the Company is not named in an application to register a profit related pay scheme under that Act;

         (f) a copy of the Company's standard terms and conditions of employment has been disclosed in the Disclosure Documents;

         (g) there are no employees or directors of the Company employed or engaged to render services under contracts (whether written or unwritten) of service or for services which cannot be terminated on six months' notice or less without payment of damages or compensation, other than compensation payable in accordance with the Employment Rights Act 1996;

         (h) none of the Senior Employees has given notice to terminate, or is under notice of termination of, his contract of employment;

         (i) full details of all recognition, procedural or any other agreements if any between any recognised independent trade union and the Company existing at the date hereof are set out in the Disclosure Letter;

         (j) no dispute has arisen since the Accounts Date between the Company and a material number or category of its employees and to the best of the Warrantors' knowledge, information and belief there are no present circumstances which are likely to give rise to any such dispute;

         (k) there are not now outstanding any contracts of service between the Company and any director or employee in relation to which any relevant requirements of Section 319 Companies Act 1985 have not been complied with;

(60) none of the Warrantors and, to the best of the knowledge, information and belief of the Warrantors, none of the employees of the Company, has any interest in any business competing with the business of the Company other than by a holding of shares in a quoted company which does not amount to more than 5% of the share capital of any such company carrying the entitlement to vote at general meetings thereof;

PENSIONS
61.      (a)      other than under the Pensions Arrangements, or as
                  disclosed, the Company does not contribute to any arrangement
                  (nor as at Completion will it become liable to contribute to any arrangement) for the payment of, nor is it under any obligation to pay, provide, procure the provision of, or contribute towards

                  (i) any relevant benefits within the meaning of Section 612 of the Income and Corporation Taxes Act 1988 for or in respect of the Employees; or

                  (ii) benefits of any kind payable to or in respect of any of the Employees on retirement, death, disability, sickness or other similar circumstances;

         (b) the Company is not making - and has not regularly made - any ex gratia payments to any of the Employees of a sort which the Purchaser or the Company would be required to make in future in accordance with good industrial relations practice whether or not there is any legal obligation to do so;

         (c) no contributions which are payable to the Pensions Arrangements by the Company are in arrears or have not been paid;

         (d) so far as the Warrantors are aware, the records of the Pensions Arrangements have been properly and accurately maintained;

         (e) no undertaking or assurance has been given to any Employee as to the continuance or introduction or increase or improvement of any rights or entitlements in relation to the Pensions Arrangements which the Purchaser or the Company would be required to implement;

         (f) no claim (including for this purpose an unresolved complaint or reference to the Pensions Ombudsman or to any other Ombudsman, Tribunal or conciliation service) has been made or threatened against the Company or any other employer participating in the Pensions Arrangements or any Trustees or so far as the Warrantors are aware any providers of the Pensions Arrangements (other than routine claims for benefits);

         (g) full details of the Pensions Arrangements have been given to the Purchaser in the form of:-

                  (i) copies of all current trust deeds and rules governing or relating to the Group Life Assurance Scheme and the Widows Pension Benefits Scheme;

                  (ii)     copies:

                           (1) of all explanatory literature issued to Employees in connection with the Group Life Assurance Scheme and the Widows Pension Benefits Scheme; and

                           (2) of any explanatory literature issued to Employees by or on behalf of the Company in connection with any other Pensions Arrangements;

                  (iii) copies of any announcements to Employees relating to pensions matters in respect of benefit improvements or other amendments not yet incorporated into the governing documentation of the Pensions Arrangements;

         (h) all benefits (other than refunds of contributions and repayments of funds intended for the provision of retirement benefits) payable under the Pensions Arrangements on the death of a member and all benefits payable during periods of sickness or disability of any of the Employees are to the knowledge of the Warrantors (no specific enquiry having been made) fully insured under a policy which will pay out the necessary amounts in the contingency in question effected with an insurance company of good repute and each such Employee has as far as the Warrantors are aware (no specific enquiry having been made) been covered for such insurance at the insurance company's normal rates and on its normal terms for persons in good health;

         (i)      (i)      the Group Life Assurance Scheme is approved (or
                           is capable of approval and an application for approval was submitted timeously after the Plan's commencement) as an exempt approved scheme within the meaning of Section 592 of the Income and Corporation
                           Taxes Act 1988 and has at all times been administered in accordance with the requirements applicable to such exempt schemes;

                  (ii) the Widows Pension Benefits Scheme is approved as an exempt approved scheme within the meaning of Section 592 of the Income and Corporation Taxes Act 1988 and has at all times been administered in accordance with the requirements applicable to such exempt shares; and

                  (iii) to the best of the Warrantors' knowledge and belief any other Pensions Arrangements are approved or provisionally approved as personal pension schemes under Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988;

         (j) all retirement benefits payable under the Pensions Arrangements are of a "defined contribution" nature, that is to say that the contributions paid to them are not dependent upon the performance of investments held under the Pensions Arrangements but rather are set either in accordance with the

                  Employees' contracts of employment or at the discretion of the Company and the benefits which they secure are not guaranteed in any way by means of a final salary promise or otherwise;

         (k) no employments or categories of employment with the Company are contracted out of the State Earnings Related Pension Scheme and no promises or undertakings have been given which could result in such employments or categories of employments being so contracted-out;


         (l) the information which has been supplied in relation to the Employees and the contributions to and benefits under the Pensions Arrangements is true and complete;

         (m) the Pensions Arrangements do not and have not been operated in such a way as to directly or indirectly discriminate between male and female employees as regards eligibility, the rates of contributions and the amounts of any benefits provided or the dates on or from which the benefits are to be or may be provided in any way which is contrary to
                  Article 119 of the Treaty of Rome or any corresponding domestic legislation; for the avoidance of doubt it is acknowledged by all parties and specifically excepted from the foregoing provision that under money purchase arrangements annuity rates which differ as between the sexes may be available ;

         (n) the Pensions Arrangements do not and have not been operated in such a way as to directly or indirectly discriminate between Employees in any other unlawful manner as regards eligibility, the rates of contributions and the amounts of any benefits provided or the dates on or from which the benefits are to be or may be provided;

         (o) the Pensions Arrangements comply with and have at all times been administered in accordance with the Pension Schemes Act 1993, the Pensions Act 1995 and all other applicable laws, regulations and requirements including, where applicable, those of trust law;

         (p) the Company and / or the trustees of the aftermentioned Schemes have in their possession and under their control the originals of all the governing documents of the Group Life Assurance Scheme and the Widows Pension Benefit Scheme, the records and books of those Schemes are under the control of those parties and they are complete and up to date and have been maintained in accordance with best practice;

INSIDER CONTRACTS
(62) there is not subsisting and there has never been any contract or arrangement to which the Company is or was a party and in which any of its directors is or has been interested, directly or indirectly, and neither the profits nor the financial position of any member has been affected by any contract or arrangement of the Company which is or was not on an entirely arm's length basis;

(63) the Company has not made any loans to any director of the Company and/or any person connected with any of them as described in Section 839 T.A. 1988; there is no agreement or arrangement under which any amounts are owing by the Company to any present or former director or secretary of the Company (other than in respect of remuneration accrued due or reimbursement of business expenses);

COMPLIANCE
(64) the Company has conducted its business and corporate affairs in accordance with its Memorandum and Articles of Association and to the best of the Warrantors' knowledge, information and belief with all applicable laws and regulations of the United Kingdom or any foreign country;

(65) neither the Company nor, to the best of the knowledge, information and belief of the Warrantors, any of its officers has committed any criminal, illegal or unlawful act or defaulted with respect to any statute, regulation, order, decree or judgement of any court or any governmental agency of the United Kingdom or any foreign country which could have a material adverse effect on the assets or business of the Company;

(66) the Company is not subject to any order, decree or judgement given by any court or governmental agency which has not been satisfied or party to any undertaking or assurance given to any court or governmental agency which is still in force;

GRANTS OR ALLOWANCES
(67) particulars of all grants or allowances paid or made to the Company during the last six years by, and of all outstanding claims by the

         Company for any grant or allowance from, any supranational, national or local authority or governmental agency in the United Kingdom or the Republic of Ireland or the European Community are set out in the Disclosure Documents ;

(68) no act or transaction has been effected in consequence whereof the Company is or may be held liable to refund or forfeit in whole or in part any investment grant, regional development grant, interest relief grant or any other grant received by virtue of any statute or in consequence whereof any such grant will or may be reduced and Completion will not necessitate such refund, forfeit or reduction;

DOCUMENTS
(69) so far as the Warrantors are aware all documents (including documents of title) in the enforcement of which the Company is interested are valid and have been properly stamped and where necessary have been duly registered and are in the control or possession of the Company;

INFORMATION
(70)     (a)      the  information  contained  in Recitals  (A) and (B) and
                  Parts 2, 3 and 4 of the Schedule is true, complete and accurate in all material respects;

         (b) the copy of the Memorandum and Articles of Association of the Company disclosed to the Purchaser's Solicitors is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required by the Companies Act 1985 to be so annexed or incorporated and fully sets out all rights attaching to each class of the share capital of the Company and the register of members and other statutory books of the Company have been properly kept and contain a true, complete and accurate record of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received;

         (c) all returns, resolutions and other documents required to be filed with or delivered to the Registrar of Companies or the

                  Department of Trade and Industry by the Company have been correctly and properly prepared and so filed or delivered;

INSOLVENCY
(71) no order has been made and no petition has been presented or resolution proposed or passed for the winding up or administration of the Company, no receiver (or administrative receiver) or administrator or judicial factor has been appointed by any person of the undertaking or assets of the Company or any part thereof and there is no unfulfilled or unsatisfied decree or court or tribunal order outstanding against it, nor is the Company unable to pay its debts within the meaning of
         Section 123 of the Insolvency Act 1986 nor has it stopped paying its debts as they fall due;

TAXATION

 (72)    (a)      the Company has duly and correctly, within the statutory time limits, made all returns and given or delivered all notices, accounts and information which ought to have been made or given or delivered to the appropriate Tax Authority, including (without prejudice to the generality of the foregoing) the Inland Revenue and H.M. Customs and Excise and so far as the Warrantors are aware none of such returns, notices, accounts or information is or is likely to become disputed or questioned by the Tax Authority concerned nor is any such dispute or question contemplated at the date hereof with regard to liability (actual or contingent) assessable on the Company at the date hereof;

         (b) valid claims and letters of consent have been submitted within the statutory time limits for all available reliefs from tax and valid notices of appeal have been submitted in accordance with statutory time limits against all assessments to tax the amount of which is estimated or otherwise not correct and any tax charged under any assessment which has not been finally determined has either been paid or properly and validly postponed;

         (c) no appeals by the Company against assessments or determinations of losses by any Tax Authority are undetermined or are the subject of appeal;

(73) all National Insurance contributions, income tax, corporation tax and other sums including interest and/or penalties payable to the Inland Revenue, whether under the PAYE system or otherwise, which have become due and payable by the Company up to the date hereof have been duly paid and proper records have been maintained in respect of all the matters in this paragraph contained and such records are true, complete and accurate in all respects;

(74) the Company has properly operated the PAYE system and has accounted to the Inland Revenue for all tax so deducted and for all tax chargeable on benefits provided to its employees or former employees;

(75)     (a)      all  liabilities, whether actual, deferred, contingent or
                  disputed, of the Company for income tax or corporation tax measured by reference to actual or deemed taxable profits
                  (including both income and chargeable gains) made or deemed to have been made on or before the Accounts Date, and for any other taxes, duties or other fiscal impositions of any kind whatsoever (including any interest on any such amounts and any penalties or charges imposed in relation to such amounts) whether arising under any law of the United Kingdom or any part thereof or any law of any other jurisdiction and whether incurred as principal, agent or trustee, are fully provided for or (as appropriate) disclosed in the Accounts;

         (b) full disclosure has been made in the Disclosure Letter of the differences between the accounting and tax treatment of items in the Accounts;

(76)     since the Accounts Date;
         (a) no transaction has been entered into or engaged in by the Company which has given or may give rise to a liability to Tax on the Company (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit) other than corporation tax on normal trading income (and not chargeable gains or deemed income) arising from transactions entered into in the ordinary course of business as currently carried on by the Company;

         (b) a further tax accounting period (as defined by Section 12 T.A. 1988) of the Company has not ended;

         (c) no bonuses (or other payments) other than normal salaries have been paid to directors or employees of the Company;

         (d) there have been no pension scheme refunds or transfers of assets out of the Pension Scheme to the Company in terms of
                  Section 601 and Schedule 22 T.A. 1988;

         (e) the Company has not been released within the terms of Section 94 T.A. 1988 from the whole or any part of any debt for which a deduction has previously been allowed in computing the taxable profits of its trade;

(77)     (a)      the Company has complied with all statutory provisions and regulations relating to Value Added Tax and to goods, services and/or sales taxes and/or custom duties or their equivalent in any jurisdiction and has duly paid or provided for all amounts of Value Added Tax and for goods, services and/or sales taxes and/or customs duties or their equivalent in any jurisdiction for which the Company is liable;

         (b) the Company has not committed any offence contrary to Section 72 or Section 60 V.A.T.A. 1994 nor has it received any penalty liability notice pursuant to Sections 64(2) and (3) of V.A.T.A. 1994, surcharge liability notice pursuant to Section 59 V.A.T.A. 1994, written warning issued pursuant to Section 76(2) or incurred a penalty under Section 63 F.A. 1985;

         (c) the Company is not and has not been a member or registered as a member of a group of companies for the purposes of V.A.T.A. 1994 and no act or transaction has been effected in consequence whereof the Company is or may be held liable for any Value Added Tax chargeable against some other company;

         (d) no supplies have been received or will be received by the Company prior to Completion to which the provisions of Section 8 V.A.T.A 1994 might apply;

         (e) all input tax for which the Company has claimed credit has been paid by the Company in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Company's business;

         (f) all supplies made by the Company are taxable supplies and the Company is not and will not be denied credit for any input tax by reason of the operation of Section 26 V.A.T.A. 1994 and regulations made thereunder;

         (g) the Company is not and has not at any time been required to give security for payment of Value Added Tax under V.A.T.A. 1994, Schedule 11, paragraph 4;

         (h) the Company is not and will not become liable for Value Added Tax by virtue of Section 47 V.A.T.A. 1994;

         (i)      neither the Company nor any of its relevant  associates
                  (as defined in Schedule 10 paragraph 3(7) V.A.T.A. 1994) has made nor will make prior to Completion any elections under
                  Schedule 10 paragraph 2 V.A.T.A. 1994;

         (j) the Company does not own any capital items to which part XV of the Value Added Tax (General) Regulations 1995 apply;

         (k) all claims for bad debt relief that could have been made have been made and full details of all such claims are set out in the Disclosure Letter;

(78)     (a)      any overseas VAT suffered shown as recoverable in the
                  Accounts has been recovered;

         (b) the Company does not have an interest in any property which could give rise to a charge to Value Added Tax under paragraph 5 of Schedule 10 V.A.T.A. 1994;

(79) all clearances obtained by the Company have been properly obtained and all information supplied to the Inland Revenue or other appropriate authority in connection with such clearances was complete and accurate in all respects when given and at the time of the transaction and any transaction for which such clearance was obtained has been carried out only in accordance with the terms of the clearance given therefor and the application on which the clearance was based;

(80) the Company has made all applicable tax deductions which it is obliged or entitled to make from any payments made by it including (without prejudice to the generality of the foregoing) deductions under Sections 349 and 43 T.A. 1988 and has accounted in full to the appropriate Tax Authority for all amounts deducted as aforesaid;

(81) (a) the Company has not paid or agreed to pay any compensation for loss of office or any gratuitous payments not wholly deductible in computing the profits of the Company for the purposes of corporation tax;

         (b) all sums payable under any obligation incurred by the Company prior to Completion and which will continue to bind the Company after Completion will continue to be deductible for corporation tax purposes, either in computing the profits of the Company or in computing the corporation tax chargeable on the Company and such sums payable by the Company shall include, without limitation, all remuneration and other sums (including any payments made directly or indirectly in consideration or in consequence of, or otherwise in connection with, the termination of the holding of any office or employment) paid or payable and all benefits provided or agreed to be provided to employees or officers of the Company and all interest, rent, royalties, annuities and other annual payments paid or payable by the Company under any loan agreement, lease, contract, covenant or other commitment or arrangement;

(82)     (a)      except as disclosed  by the  Accounts or save in so far as full provision is made therein in respect of any chargeable gains, realised development values or balancing charges which would arise or accrue in respect of any such asset or machinery and plant on a disposal thereof at the values at which they are included therein, no asset is included in the Accounts at a value such that if that value were obtained on the disposal or deemed disposal of the asset a chargeable gain or realised development value or balancing charge would or might arise or accrue;

         (b) the Company has and all other necessary persons have made all necessary elections and claims required to be made on their respective parts in respect of the grant to the Company of all capital allowances for which the Company is eligible;

         (c) the Company has not elected to have any assets treated as short life assets under Section 37 Capital Allowances Act 1990;

         (d) full details have been supplied in the Disclosure Letter of disclaimers of first year allowances and writing down allowances on plant and machinery under Sections 22(7-9), 24 and 25 Capital Allowances Act 1990 and of any reduction of initial allowance on industrial buildings under Section 1(5) Capital Allowances Act 1990;

         (e) the Company is not, nor could be, in dispute with any person as to the entitlement to capital allowances under Section 51 Capital Allowances Act 1990;

         (f) the Company has sufficient records to enable it to calculate the liability to Tax which would arise on any disposal or realisation of any asset owned by the Company at the Accounts Date or acquired since that date but before Completion;

         (g) the Company has not incurred any expenditure on the provision of machinery or plant for leasing;

(83) the Company has not made any disposal which has required or may require any computation under Section 42 T.C.G.A. 1992 (part disposals);

(84) no claims have been made under Section 24 T.C.G.A. 1992 (negligible value claims);

(85) no asset owned, or agreed to be acquired, by the Company (other than plant and machinery in respect of which it is entitled to capital allowances) is a wasting asset within Section 44 T.C.G.A. 1992 (wasting assets);

(86) the Company has not incurred a capital loss on a transaction with a connected person under Section 18(3) T.C.G.A. 1992 (disposal to connected person);

(87) the Company has not acquired any debt such that a loss on a disposal of the debt will not be an allowable loss under Section 251(4) T.C.G.A. 1992 (debts acquired from connected person);

(88) no chargeable gains will accrue to the Company on the disposal of debts, other than debts on a security, under Section 251 T.C.G.A. 1992;

(89) the Company has not claimed any relief for a loss under Section 253 T.C.G.A. 1992 (loans to traders);

(90) no claims have been made under Section 23 T.C.G.A. which would affect the amount of the chargeable gain or allowable loss which would, but for such claim, have arisen on a disposal of any of the Company's assets (capital sums: compensation and insurance);

(91) there have been no reorganisations, conversions or reconstructions whereby Section 116(1) T.C.G.A. 1992 might apply to a corporate bond held by the Company;

(92) no part of the consideration given by the Company for a new holding of shares will be disregarded by virtue of the provisions of or exceptions to Section 128(2) T.C.G.A. 1992;

(93)     (a)      no election under Section 35(5) T.C.G.A. 1992 has been
                  made (whether by the Company, the Vendors, or any other person) which will apply to disposals made by the Company
                  (rebasing to 1982);

         (b) no period has expired, being a period in which an election under Section 35(5) T.C.G.A. 1992 in respect of the Company could have been made, without the election being made;

         (c) where an election under Section 35(5) T.C.G.A. 1992 in respect of the Company could be made and has not yet been made, the Disclosure Letter gives details of the "first relevant disposal" and the date when the period for making such an election expires;

(94)     the Company has not at any time:-
         (a) repaid, redeemed or purchased or agreed to repay or redeem or purchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class thereof; or

         (b) capitalised or agreed to capitalise, in the form of shares or debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities, any profits or reserves of any class or description or passed or agreed to pass any resolution to do so;

         as provided in Sections 209 to 211 T.A. 1988;

(95) the Company has not been engaged in, or been a party to, any of the transactions in Sections 213 to 218 T.A. 1988 (demergers) and has not made or received a chargeable payment as defined in Section 214 T.A. 1988 (chargeable payments connected with exempt distributions);

(96) the Company is not and has not been a "contractor" for the purposes of Section 559(1)(b) T.A. 1988 by virtue of Section 560(2)(f) T.A. 1988 (expenditure on construction operations exceeding an average of (British Pound) 250,000 per annum for previous three years);

(97) the Disclosure Letter contains full details of any unapproved share schemes and the Company has complied with all statutory requirements in respect of any such scheme or arrangement under Sections 136(6) and 139(5) T.A. 1988;

(98) the Disclosure Letter contains full details of any profit sharing scheme and the Company has complied with all statutory requirements in respect of any such scheme under Section 186, Schedule 9 and Schedule 10 T.A. 1988;

(99) the Disclosure Letter contains full details of any approved share option scheme and the Company has complied with all statutory requirements in respect of any such scheme under Section 185 and
         Schedule 9 T.A. 1988;

(100) the Disclosure Letter contains full details of any Save as You Earn Share Option Scheme and the Company has complied with all statutory requirements in respect of any such scheme under Section 185 and
         Schedule 9 T.A. 1988;

(101) the Disclosure Letter contains full details of any Employee Share Ownership Trust, the Company has complied with all statutory requirements in respect of any such scheme, and the Company is not aware of any potential tax liability that might be recovered from the Company under Section 68 F.A. 1989;

(102)    the Company does not operate any profit related pay scheme;

(103) there has been no claim by the Company to pay corporation tax or any other fiscal imposition by instalments or to defer payment of such taxes or impositions;

(104) the Company is not, and never has been, a close company as defined by Section 414 T.A. 1988 or a close investment holding company within Section 13A T.A. 1988;

(105) no payments of the type referred to in Section 418 T.A. 1988 which are required to be treated as "distributions" have been made (or will be made pending Completion);

(106) no loan has been made or transaction effected by the Company falling within Sections 419, 421 or 422 T.A. 1988;

(107)    the Company has no outstanding liability to stamp duty reserve tax;

(108) since the date of its incorporation the Company has not made any claim for relief or exemption under Section 55 F.A. 1927 or Section 42 F.A. 1930 or Part III of Schedule 19 F.A. 1973 or Section 78 F.A. 1985 or Sections 75 to 77 F.A. 1986 and no relief from stamp duty has been obtained;

(109)    (a)      the Company has not made any claims under Sections 152 to
                  160 T.C.G.A. 1992;

         (b) the potential tax liabilities of the Company on timing differences have been fully provided for in the Accounts or disclosed by way of note in the Accounts;

         (c) the Company has not made any elections under Section 161(3) T.C.G.A. 1992 that Section 161(1) T.C.G.A 1992 shall not apply;

(110)    (a)      no circumstances have arisen in relation to the Company
                  which could give rise to any liability under Section 776 T.A.
                  1988;

         (b) no sale of land has taken place with a right to repurchase falling within Section 36 T.A. 1988;

         (c) no circumstances have arisen in relation to the Company which could render it liable to Capital Transfer Tax or Inheritance Tax;

         (d) no asset owned or acquired by the Company is subject to a charge for unpaid Capital Transfer Tax or Inheritance Tax under Sections 237 and 238 Inheritance Tax Act 1984;

(111) no transaction has taken place in relation to the Company which could constitute a depreciatory transaction for the purpose of Section 176 T.C.G.A. 1992 or dividend stripping for the purpose of Section 177 T.C.G.A. 1992 or value shifting for the purposes of Sections 29 to 32 T.C.G.A. 1992 or otherwise nor is any expenditure on any share or security liable to be reduced under Section 125 T.C.G.A. 1992;

(112) the Company has not acquired or disposed of any asset otherwise except by way of bargain at arm's length;

(113) nothing has been done, and no event or series of events has occurred, which might cause the disallowance of the carry forward of ACT by the Company under Section 245A T.A. 1988;

(114)    the Company has acquired no assets in the circumstances described in
         Section 44 V.A.T.A. 1994;

(115)    (a)      no security has been issued by the Company the interest on which might fall to be treated as a distribution under Section
                  209 T.A. 1988;

         (b) the Company has not made and is not committed to make any payments of interest which have been or could be treated as a distribution by reason of Section 209 T.A. 1988;

(116)    (a)      no act or transaction has been effected in consequence of
                  which the Company is or may be held liable for any taxation primarily chargeable on some other company;

         (b) the Company has not at any time entered into, engaged in or been a party to or otherwise been involved in any transaction, scheme or arrangement of which the main intention or purpose, or one of the main intentions or purposes, is or was the avoidance of, or reduction in liability to, taxation; and without prejudice to the generality of the foregoing, the Company has not at any time entered into, engaged in, been a party to or otherwise been involved in any transaction, scheme or arrangement to which any of the following provisions could apply:-

                  Sections 703 to 709 T.A. 1988;
                  Sections 770 to 787 T.A. 1988;

         (c) the Company has not been a party to any transaction to which any of the following provisions have been, or could be, applied, other than transactions for which all necessary consents and clearances have been obtained: Section 139 T.C.G.A. 1992 and Sections 135 to 138 T.C.G.A. 1992. Full disclosure has been made in the Disclosure Letter of all such consents and clearances received by the Company;

(117)    (a)      the Company is resident in the United Kingdom and nowhere
                  else for tax purposes and does not have any branch or permanent establishment (as defined in the relevant double taxation treaty or agreement) outside the United Kingdom;

         (b) a direction has been received from the Inspector of Foreign Dividends in respect of all payments of interest and royalties made without deducting basic rate income tax to residents of other countries and copies of all such notices are included in the Disclosure Documents;

(118) (a) nothing has been done, and no event or series of events has occurred, which might cause the disallowance of the carry forward of advance corporation tax under Section 245 T.A. 1988;

         (b) nothing has been done, and no event or series of events has occurred which might cause the disallowance of the carry forward of losses under Sections 393 or 768 TA 1988;

(119)    (a)      the Company has not ceased to carry on a trade or begun to carry on a trade in circumstances to which the provisions of
                  Section 343 T.A. 1988 apply;

         (b)      there are no  circumstances  in which the  provisions of
                  Section 343(4) T.A. 1988 could apply to deny the carry forward of losses transferred to the Company;

(120)    no claim has been made by the Company under Section 242 T.A. 1988;

(121) except as set out in the Disclosure Letter, neither the Inland Revenue nor Customs & Excise have agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation) in relation to the Company's affairs, whether in respect of benefits provided by the Company to its officers or employees, or in relation to the valuation of stocks or depreciation of assets or in respect of any administrative or other matter whatsoever;

(122) no event has occurred which could give rise to a claim under the Tax Undertaking;

ADDITIONAL TAX ADMINISTRATION AND RETURNS WARRANTIES
(123) all notification liabilities which have arisen up to the Completion Date have been observed;

(124) the Company has not taken any action which has had, or so far as the Warrantors are aware, might have the result of altering, prejudicing or in any way disturbing any arrangement or agreement previously negotiated with any Tax Authority;

(125) the Disclosure Letter contains full particulars of all outstanding entitlements to make claims, elections, appeals and postponement applications at the Completion Date;

(126) every notice, clearance application or election made by the Vendors in respect of the sale has been disclosed to the Purchaser;

(127) the Company has not received any payment from any Tax Authority to which it is not entitled nor any assessment which understates its liability to tax;

(128) the Company has not paid, or become liable to pay, any penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or any other taxation statute in the United Kingdom or in any other countries;

(129) the Company has never been the subject of an investigation or discovery by or involving any of the special investigations units of the Inland Revenue (e.g., special office or enquiry branch) or Customs & Excise and so far as the Warrantors are aware there are no circumstances existing which make it likely that an investigation or discovery will be made;

(130) full disclosure has been made in the Disclosure Letter of any Target Group company which may be a controlled foreign company for the purposes of T.A. 1988 Chapter IV Part XVII, and of any elections, claims or Inland Revenue exercises of power to tax under that Chapter;

(131) there is no potential liability to tax arising from postponement relief given under Section 140 T.C.G.A. 1992;

(132) the Company has in all respects complied with the requirements of H.M. Commissioners of Customs & Excise, the Department of Trade and Industry, and any other customs authority, and the Company neither has, nor has reason to expect to have, a dispute with any of the above authorities;

(133) those responsible for signing customs documentation are in possession of all the relevant information and have an adequate knowledge of the relevant customs regulations;

(134)    all customs and other duties due and payable have been settled in full;

(135) neither H.M. Commissioners of Customs & Excise nor any other customs authority are investigating any valuation declared by the Company and so far as the Warrantors are aware there are no circumstances existing which may make it likely that an investigation will be made;

(136) all guarantees given to H.M. Commissioners of Customs & Excise, or any other customs authority, on behalf of the Company in respect of goods subject to customs control have been disclosed in the Disclosure Letter and there is no confirmed or potential call on such guarantees as a result of infraction of any regulation;

(137) the Company has discharged any expressed or implied undertakings to H.M. Commissioners of Customs & Excise, or any other customs authority, in respect of goods on which duty has not been paid;

(138) Treasury consent has been obtained for all transactions requiring consent under Section 765 T.A. 1988 and full disclosure has been made in the Disclosure Letter of all such consents;

(139) all notices required under Section 765A T.A. 1988 have been given to the Board of the Inland Revenue within the prescribed time limit, and full disclosure has been made in the Disclosure Letter of all such notices;

                                     PART 6
                               THE TAX UNDERTAKING

1.       DEFINITIONS AND INTERPRETATION In the construction of this Part of the
         Schedule:

1.1 DEMAND shall mean any assessment, notice, demand or other document issued or any claim made or action taken by or on behalf of any person, authority (whether governmental, state, provincial, local or municipal) or body whatsoever (whether of the United Kingdom or elsewhere in the world) from which it appears that a Tax liability is or is sought to be imposed on the Company;

         EVENT shall include, without limitation, any transaction, act, event or omission of whatever nature and includes a failure to make sufficient distributions to avoid an apportionment or deemed distribution of income and completion of the sale of the Sale Shares to the Purchaser; and reference to any event on or before a date shall be deemed to include any combination of two or more events, the first of which has taken place on or before that date;

         RELIEF shall mean any relief from Tax, allowance, exemption, set-off or deduction in computing or against income, profits or gains, or credit against Tax granted by or pursuant to any legislation or otherwise for Tax purposes;

         TAX shall mean all forms of taxation, whether of the United Kingdom or other parts of the world, including (without prejudice to the foregoing generality):
         (i) within the United Kingdom, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, development land tax, value added tax, customs and other import or export duties and other excise duties, car tax, capital transfer tax, inheritance tax, insurance premium tax, stamp duty, capital duty, stamp duty reserve tax, national insurance and social security contributions, and local authority rates and charges, the Uniform Business Rate, and any other taxes, levies, duties, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, and all costs, fines, penalties, expenses, charges and interest incidental or relating to the same or to any late or incorrect return in respect of such taxes;

         (ii) outside the United Kingdom, all taxes, levies, duties, imposts, charges and withholdings including (without limitation) taxes on gross or net income, profits or gains and taxes on receipts, sales, use, occupation, franchise, value added or personal property, and all costs, fines, penalties, expenses, charges and interest incidental or relating to the same or to any late or incorrect return in respect of such taxes;

         regardless (in either case) of whether any such taxes, levies, duties, imposts, charges, withholdings, penalties, and interest are chargeable directly or primarily against or attributable directly or primarily to the Company or any other person and of whether any amount in respect of any of them is recoverable from any other person as mentioned in paragraph 8 of this Tax Undertaking;

         TAX AUTHORITY shall mean any taxing or other authority (whether within or outside the United Kingdom) competent to impose any Tax liability.

1.2 References to any Tax liability of the Company shall include liabilities of the Company to make actual payments of or in respect of Tax and also:-
         1.2.1 the loss of a right to repayment of tax (and any repayment supplement and/or repayment interest) which has been treated as an asset of the Company in preparing the Completion Accounts or the setting off of any such right to repayment of tax against any actual Tax liability in respect of which the Purchaser would, but for that setting off, have been able to make a claim against the Warrantors under this Tax Undertaking; and

         1.2.2 the setting off against any income, profits or gains which were earned, accrued or received on or before Completion or in respect of a period ended on or before Completion of any Relief which arises as a consequence of or by reference to an event occurring (or deemed to occur) after Completion or in respect of a period commencing after Completion and not as a consequence of or by reference to any event occurring (or deemed to occur) on or before Completion or in respect of a period on or before Completion in circumstances where, but for such setting off, the Company would have had an actual tax liability in respect of which the Purchaser would have been able to make a claim against the Warrantors under this Tax Undertaking; and

         1.2.3 the loss, or setting off against income, profits or gains earned, accrued or received on or before Completion, of any Relief arising in respect of an event occurring on or before Completion which Relief would (were it not for the said loss or setting off) have been available to the Company and which has been taken into account in computing (and so reducing) any deferred tax liability which appears in the Completion Accounts (or which would have appeared in the Completion Accounts but for the presumed availability of such Relief).

1.3 The amount that is to be treated for the purposes of this Tax Undertaking as a Tax liability of the Company (the "Notional Tax Liability") in any case falling within paragraphs 1.2.1, 1.2.2 or 1.2.3 of this Tax Undertaking shall be determined as follows:
         1.3.1 in a case which falls within paragraph 1.2.1 of this Tax Undertaking, the Notional Tax Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off mentioned in that paragraph;

         1.3.2 in a case which falls within paragraphs 1.2.2 or 1.2.3 of this Tax Undertaking and where the Relief that was the subject of the loss or setting off mentioned in those paragraphs was a deduction from or offset against Tax, the Notional Tax Liability shall be the amount of that Relief;

         1.3.3 in a case which falls within paragraphs 1.2.2 or 1.2.3 of this Tax Undertaking and where the Relief that was the subject of the loss or setting off mentioned in those paragraphs was a deduction from or offset against income, profits or gains, the Notional Tax Liability shall be:
                  1.3.3.1 if the Relief was the subject of such a setting off, the amount of Tax which has been saved in consequence of the setting off; or

                  1.3.3.2 if the Relief was the subject of such a loss, the amount of Tax which, but for such loss, would have been saved by virtue of the Relief, on the basis of the rates of tax current at the first occasion on which but for such loss the Relief could have been used.

1.4      References to:
         1.4.1 income, profits or gains earned, accrued or received on or before a particular date or in respect of a particular period shall include income, profits or gains which have been deemed to have been earned, accrued or received on or before that date or in respect of that period for the purposes of any Demand and any development value and any other standard or measure for the assessment of any Tax;

         1.4.2 any payment or distribution as being made on or before a particular date shall include:-
                  1.4.2.1 any payment or distribution which has fallen due to be made on or before that date; and

                  1.4.2.2 any event which has occurred on or before that date and is, or is deemed to be, a payment or distribution for (in either case) the purposes of any Tax; and

         1.4.3 any dividend shall include anything which is deemed to be a dividend or distribution for the purposes of any Tax; and

         1.4.4 "a majority of the Warrantors" means a majority in number of the Warrantors.

1.5 The definitions and rules of interpretation contained in Clause 1 of this Agreement shall, subject to the context otherwise requiring, apply as if the same had been set out in this Tax Undertaking.

2.       WARRANTORS' UNDERTAKING
2.1 Subject as hereinafter expressly provided, the Warrantors hereby jointly and severally undertake with and to the Purchaser (for itself and as trustee for its successors and permitted assignees in title to the Sale Shares) to pay to the Purchaser (so far as possible by way of repayment of the consideration payable under this Agreement for the Sale Shares) an amount equal to the following:-
         2.1.1    any Tax liabilityof the Company arising:
                  2.1.1.1 as a consequence of or by reference to any event which occurred on or before Completion or was deemed to occur on or before Completion for the purposes of any Tax;

                           or

                  2.1.1.2 in respect of or by reference to any income, profits or gains earned, accrued or received on or before or in respect of a period ended on or before Completion; and

         2.1.2 any liability to repay the whole or any part of any payment received for group relief pursuant to any agreement or arrangement entered into by the Company on or before Completion; and

         2.1.3 any costs and expenses properly and reasonably incurred by the Purchaser, the Company in connection with any such Tax liability as is referred to in paragraphs 2.1.1 or 2.1.2 above or with any Demand therefor or in taking or defending any action under this Tax Undertaking.

2.2 In computing the amount to be paid by the Warrantors under this Tax Undertaking in respect of any Tax liability of the Company, no account shall be taken of any Tax for which the Company would have been liable in respect of such amount had it in fact been paid to the Company.

3.       LIMITATIONS AND EXCLUSIONS
3.1 The Warrantors shall not be liable under the undertaking contained in paragraph 2 of this Tax Undertaking in respect of any Tax liability of the Company:-
         3.1.1 with effect from the date seven (7) years after the Completion Date unless notice of the relevant Tax liability specifying as accurately as possible the amount claimed and with reasonable details of the facts and circumstances, (in
                  so  far  as  then   available)   constituting   the  alleged
                  liability, shall have been given to the Warrantors prior to the said date; or

         3.1.2 to the extent that provision or reserve in respect thereof was made or specifically noted in the Accounts or to the extent that payment or discharge of such Tax liability was taken into account or specifically noted therein; or

         3.1.3 to the extent that such Tax liability arises or is increased or such provision or reserve in respect thereof as is mentioned in paragraph 3.1.2 of this Tax Undertaking is insufficient by reason only of the imposition of new forms of Tax or increase in the rates of Tax or as a consequence of any change in law or in Inland Revenue or Customs &
                  Excise or other Tax Authority's practice or procedure occurring, made or first published after Completion with retrospective effect but excluding (a) any change occurring after Completion which enacts, in substantially the same form, the terms of the Finance Bill last published before Completion and (b) any change which is taken into account in the preparation of the Completion Accounts; or

         3.1.4 to the extent that any amount otherwise subject to the undertaking contained in paragraph 2 of this Tax Undertaking has been recovered under the Tax Warranties and/or any of the Warranties relating to the accounts of the Company; or

         3.1.5 arising in respect of or by reference to any income, profits or gains earned, accrued or received in the ordinary course of business by the Company or any of the Subsidiaries after the Accounts Date but on or before Completion;

         3.1.6 if the Warrantors are liable to the Purchaser under this Tax Undertaking by reason of an obligation of the Company to pay advance corporation tax or any sum recoverable from the Company as if it were advance corporation tax, the liability of the Warrantors shall be reduced, and any amount paid to the Purchaser in respect of such liability shall be refunded, when and to the extent that the Company or the Purchaser obtains the benefit of a reduction in liability to mainstream corporation tax by reason of such payment, and the Purchaser shall or shall procure that the Company makes all such claims and elections as will result in such benefit being obtained as soon as reasonably possible;

         3.1.7 if the Warrantors are liable to the Purchaser under this Tax Undertaking by reason of an obligation of the Company to pay tax to an overseas Tax Authority, and a deduction can be claimed under Section 811 T.A. 1988, the liability of the Warrantors shall be reduced, and any amount paid to the Purchaser in respect of such liability shall be refunded, when and to the extent that the Company or the Purchaser obtains the benefit of a reduction in liability to mainstream corporation tax as a result of the increased trading losses available. The Purchaser shall make or shall procure that the Company makes all such claims and elections as will result in such benefit being obtained as soon as reasonably practicable.

4.       NOTIFICATION OF CLAIMS
4.1 Without prejudice to the other provisions of this Tax Undertaking, if the Purchaser shall become aware of any Demand which may or will result in any claim against the Warrantors under this Tax Undertaking, the Purchaser shall forthwith give or procure the giving of written notice thereof to the Warrantors setting out reasonable details of the Demand which written notice shall be accompanied by copies of all relevant documents and correspondence relating to such Demand. The Purchaser shall give such written notice within 14 days of becoming aware of any Demand.

4.2.1 Subject to the Warrantors indemnifying and securing the Purchaser or the Company to the Purchaser's reasonable satisfaction against any costs, claims, liabilities and expenses (including interest on overdue tax) which may be incurred thereby, the Purchaser shall procure at the request in writing of or on behalf of the Warrantors (or a majority of them) that the Company shall give the Warrantors such reasonable co-operation and assistance for the purposes of disputing, resisting, appealing, compromising or defending such Demand or any further Demand arising therefrom as aforesaid as the Warrantors (or a majority of them) may reasonably and promptly by written notice request PROVIDED THAT if, having given the Warrantors written notice of the receipt of that demand, the Warrantors (or a majority of them) have not within 10 days thereafter either given instructions in writing in accordance with the preceding provisions of this paragraph or if the Warrantors shall fail to indemnify and secure the Purchaser or the Company, the Purchaser or the Company shall be free to satisfy or settle the relevant Tax liability on such terms as it may in its absolute discretion think fit and the Company shall not be obliged to appeal against any Tax assessment raised on it if, having given the Warrantors (or a majority of them) written notice of the receipt of that assessment, it has not within 20 days thereafter received instructions in writing from the Warrantors, in accordance with the preceding provisions of this paragraph, to make that appeal;

4.2.2 The actions which the Warrantors (or a majority of them) may reasonably request under paragraph 4.2.1 of this Tax Undertaking shall include (without limitation) the Company applying to postpone (so far as legally possible) the payment of any tax and/or the instruction of such solicitors or other professional advisers as the Warrantors (or a majority of them) may nominate to act on behalf of the Company to the intent that the conduct and costs and expenses of the dispute shall be delegated entirely to and be borne solely by the Warrantors (or a majority of them);

4.2.3 In connection with the conduct of any dispute relating to a Tax liability to which this Tax Undertaking applies:-
         4.2.3.1 the Warrantors shall keep the Purchaser fully informed of any relevant matters and shall promptly forward, or procure to be forwarded, to the Purchaser copies of all material correspondence and other material written communications pertaining to it; and

         4.2.3.2 no settlement or compromise shall be made of the matter which is the subject of the dispute nor any agreement reached in respect of any matter in its conduct which is likely to affect the amount of the resulting Tax liability without the prior written approval of the Purchaser (which shall not be unreasonably withheld or delayed).

4.3 Neither the Purchaser nor the Company shall be subject to any claim by, or liability to, any of the Warrantors on the ground that it has not complied with the foregoing provisions if it has bona fide acted in accordance with the instructions or with the approval of a majority of the Warrantors.

5.       TAX RETURNS
5.1 The Warrantors or their duly authorised agents shall prepare the tax returns of the Company for all accounting periods ended on or prior to Completion, to the extent that the same shall not have been prepared before Completion.

5.2      The  Purchaser  shall cause the returns  mentioned  in  paragraph
         5.1 of this Tax Undertaking to be authorised, signed and submitted to the appropriate authority without amendment or with such amendments as the Warrantors shall agree, and shall give the Warrantors or their agents all such assistance as may be required to agree those returns with the appropriate authorities Provided that the Purchaser shall be entitled to refuse to sign any such returns if it considers the return to be incorrect and in the case of any dispute as to the correctness of the return between the Warrantors and the Purchaser the matter shall be referred to a leading Tax Counsel agreed between the parties or, failing agreement, nominated on the application of either the Warrantors or the Purchaser by the Dean of the Faculty of Advocates for resolution (acting as an expert and not as an arbiter and whose costs shall be borne as between the Warrantors and the Purchaser in such manner as he shall direct) and the decision of such Tax Counsel shall be final and binding on the parties and the Purchaser shall sign the return in the form which is so resolved to be correct.

5.3 The Warrantors or their duly authorised agents shall prepare all documentation and deal with all matters (including correspondence) relating to the tax returns of the Company for all accounting periods ended on or prior to Completion and the Purchaser shall procure that the Company shall afford such access to its books, accounts and records as is necessary and reasonable to enable the Warrantors or their duly authorised agents to prepare those returns and conduct matters relating thereto in accordance with the Warrantors rights under this Tax Undertaking.

5.4 If the Warrantors fail to submit a draft of each of the returns mentioned in paragraph 5.1 of this Tax Undertaking by the date which is not later than three months prior to the filing date for the return in question, the Purchaser shall be entitled, notwithstanding the foregoing provisions of this paragraph 5, to prepare and submit to the appropriate authority that return.

5.5 Nothing done by the Company pursuant to this paragraph of this Tax Undertaking shall in any respect restrict or reduce any rights the Purchaser may have to make a claim against the Warrantors under this Tax Undertaking in respect of any such Tax liability as is mentioned in paragraph 2 of this Tax Undertaking.

6.       PAYMENT OF CLAIMS
6.1 Payments by the Warrantors pursuant to the undertaking in paragraph 2 of this Tax Undertaking shall be made on the day or date specified in paragraph 6.2 below.

6.2      The days and dates referred to in paragraph 6.1 above are as follows:-
         6.2.1 if the Tax liability giving rise to a claim under this Tax Undertaking involves an actual payment of Tax by the Company the date which is the last day on which that Tax may be paid by the Company to the relevant Tax Authority in accordance with the relevant Tax legislation without incurring a liability to interest or a charge or penalty in respect of the non-payment of that Tax liability;

         6.2.2 if the Tax liability giving rise to a claim under this Tax Undertaking does not involve an actual payment of Tax:-

                  6.2.2.1 if involving the denial or loss or setting off in whole or in part of a right to repayment of Tax, the date on which such Tax would otherwise have been repaid in accordance with the relevant
                           Tax legislation or (where the repayment was dependent upon the making of an application or the satisfaction of some other condition) the earliest date upon which the application could have been made or the condition satisfied; or

                  6.2.2.2 if involving the denial or loss or setting off in whole or in part of any Relief, the date on which the Tax saved thereby would otherwise have become fully due and payable to the relevant Tax authorities in accordance with the relevant Tax legislation; or

                  6.2.2.3  in any case other than as referred to in paragraphs
                           6.2.2.1 and 6.2.2.2 the date falling seven days after the date when the Warrantors have been notified by the Company, or the Purchaser that the auditors for the time being of the Company have certified, at the request of the Purchaser or the Company that the Warrantors have a liability for a determinable amount under paragraph 2 of this Tax Undertaking;

         6.2.3 in the case of the costs and expenses referred to in paragraph 2 of this Tax Undertaking, 14 Business Days after the date on which the Purchaser or the Company produces receipted invoices or other proof of payment in respect thereof to the Warrantors.

6.3 If the Warrantors shall fail to pay any sum due from them under this Tax Undertaking on the due date for payment in accordance herewith then the Warrantors shall pay interest thereon from such date until the date when payment is actually made in full (as well after as before any decree) at the rate of two per cent per annum above the base rate from time to time of Bank of Scotland.

7.       NO WITHHOLDINGS ETC.
7.1 All sums payable by the Warrantors under this Tax Undertaking shall be paid free and clear of all deductions or withholding or set off unless the deduction or withholding or set off is required by law.

7.2 If any deduction or withholding or set off is required by law to be made from any sums, the Warrantors shall be obliged to pay to the Purchaser such amount as will, after the deduction or withholding or set off has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of such requirement to make a deduction or withholding or set off.

7.3 If any Tax Authority brings into charge to Tax any sum paid to the Purchaser under this Tax Undertaking, the amount so payable shall be increased so that, after deduction of the Tax so chargeable, there shall be left a sum equal to the amount that would otherwise be payable.

8.       RECOVERY FROM THIRD PARTY
8.1 If the Company recovers any sum (whether by payment, discount, credit or otherwise) from any third party (not being the Company or the Purchaser but including any Tax Authority) or receives any repayment of Tax (including any repayment supplement) in respect of any Tax liability for which a claim could be made or has been made under this Tax Undertaking the amount so recovered, less the reasonable costs incurred by the Company in recovering or obtaining repayment of the same, shall:-
         8.1.1 if the Warrantors (or any of them) have at the time of the recovery or repayment made payment under this Tax
                  Undertaking in respect of that Tax liability, be paid forthwith to the Warrantors to the extent not exceeding the amount so paid by each of the Warrantors (but without prejudice to the right of the Purchaser to recover from the Warrantors under this Tax Undertaking if a further Tax liability is imposed upon the Company, whether in respect of matters to which the recovery or repayment relates or otherwise);

         8.1.2 if a claim has been made pursuant to this Tax Undertaking in respect of that Tax liability but the Warrantors have not at the time of recovery or repayment made payment in respect thereof, be set against and reduce the claim against the Warrantors in respect of such Tax liability;

         8.1.3 if no claim has been made pursuant to this Tax Undertaking in respect of that Tax liability at the time of recovery or repayment, be set against and reduce any claim that subsequently may be made against the Warrantors in respect of such Tax liability.

                              ACQUISITION AGREEMENT

                                     amongst

                            ROLAND WESSEL AND OTHERS

                                       and

                            DAILEY INTERNATIONAL INC.

                        --------------------------------















                               DUNDAS & WILSON CS
                                   Solicitors
                                  Saltire Court
                                20 Castle Terrace
                                EDINBURGH EH1 2EN
                            (Ref: DJC/CMF/D0638.012)